EXHIBIT 10.18

PURCHASE AND SALE AGREEMENT
(Existing Center)
(Preston Royal Village Shopping Center, Dallas, Texas)

          THIS AGREEMENT is made as of the 12th day of October, 2012, between PRESTON ROYAL REALTY COMPANY, a Texas joint venture (“Seller”), and AMREIT REALTY INVESTMENT CORPORATION, a Texas corporation (“Buyer”).

Background

          Buyer wishes to purchase Seller’s interest in a shopping center located at the northwest and northeast corners of the intersection of Preston Road and Royal Lane in the City of Dallas, County of Dallas, State of Texas, known as Preston Royal Village Shopping Center (the “Shopping Center”);

          Seller wishes to sell the Seller’s interest in the Shopping Center to Buyer;

          In consideration of the mutual agreements herein, and other good and valuable consideration, including the sum of One Hundred Dollars ($100.00) paid to Seller by Buyer, the receipt of which is hereby acknowledged, Seller agrees to sell to Buyer and Buyer agrees to purchase the Seller’s interest in the Shopping Center, subject to the following terms and conditions:

1. DEFINITIONS

          As used in this Agreement, the following terms shall have the following meanings:

          1.1       Agreement means this Purchase and Sale Agreement, which shall supersede all prior agreements and understandings between Buyer and Seller concerning the sale and purchase of the Seller’s interest in the Property.

          1.2       Assignment and Assumption Agreement means an Assignment and Assumption Agreement in the form attached hereto as Exhibit 1.2, assigning the Existing Leases and Assigned Existing Agreements from Seller to Buyer.

          1.3       Assignment and Assumption Agreement of Ground Lease means an Assignment and Assumption Agreement of Ground Lease in the form attached hereto as Exhibit 1.3, assigning Seller’s leasehold interest and estate in the Leasehold Parcel existing under, and by virtue of, the Ground Lease from Seller to Buyer, subject to the Permitted Exceptions affecting the Leasehold Parcel.

          1.4       Assigned Existing Agreements means the service contracts, agreements and other instruments concerning the ownership, operation and leasing of the Property identified on Exhibit 1.4.

          1.5       Audit Representation Letter means the form of audit representation letter attached hereto as Exhibit 1.5.

          1.6       Bill of Sale means a Bill of Sale in the form attached hereto as Exhibit 1.6, conveying the Personal Property from Seller to Buyer.

          1.7       Buyer’s Broker means the real estate brokerage firm listed as Broker on Exhibit 1.7 of this Agreement. Participating broker(s), if any, are also identified on Exhibit 1.7.

          1.8       Buyer’s Notice has the meaning ascribed to such term in Section 2.2.

          1.9       Closing means generally the execution and delivery of those documents and funds necessary to effect the purchase and sale of the Property.

          1.10     Closing Date has the meaning ascribed to such term in Section 2.4(a).

          1.11     Code has the meaning ascribed to such term in Section 2.4(b).

          1.12     Continuation Notice has the meaning ascribed to such term in Section 14(e).

          1.13     Earnest Money Deposit means the deposit delivered by Buyer to Escrow Agent under Section 2.2 of this Agreement, together with the earnings thereon, if any.

          1.14     Effective Date means the means the day and year first written above.

          1.15     Environmental Law means any current legal requirement pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of source water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any release to air, land, surface water, and groundwater); and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC §§9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC §§6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC §§1251 et seq., Clean Air Act of 1966, as amended, 42 USC §§7401 et seq., Toxic Substances Control Act of 1976, 15 USC §§2601 et seq., Hazardous Materials Transportation Act, 49 USC App. §§1801, Occupational Safety and Health Act of 1970, as amended, 29 USC §§651 et seq., Oil Pollution Act of 1990, 33 USC §§2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC App. §§11001 et seq., National Environmental Policy Act of 1969, 42 USC §§4321 et seq., Safe Drinking Water Act of 1974, as amended by 42 USC §§300(f) et seq., and any similar, implementing or successor law, any amendment, rule, regulation, order or directive, issued thereunder.

          1.16     Escrow Agent means the Title Company.

          1.17     Existing Leases has the meaning ascribed to such term in Section 4.

          1.18     Existing Loan means, collectively, those certain mortgage loans obtained by Seller from Nationwide Life Insurance Company (“Lender”) in the aggregate original principal amount of $16,050,000.00.

          1.19     Existing Loan Documents means those loan documents identified on Exhibit 1.19 attached to this Agreement evidencing and securing the Existing Loan.

          1.20     Existing Survey means, collectively, those certain Improvement Surveys of the Property dated November 23, 2004 and December 9, 2004 (each most recently revised January 16, 2006), prepared by James Barton Carroll, R.P.L.S. No. 5129.

          1.21     FIRPTA Certification means a FIRPTA Certification in the form attached hereto as Exhibit 1.21.

          1.22     Ground Lease means, collectively, that certain Agreement of Lease dated November 3, 1964, by and between Preston Royal Shopping Center, Inc. (“Original Landlord”), as landlord, and Trammell Crow and Henry S. Miller, as tenant and predecessors-in-interest to Seller, a memorandum of which is recorded in Volume 482, Page 931, Deed Records, Dallas County, Texas, as amended by (i) letter agreement dated January 9, 1990 made and entered into by and among Mixon Investment Company, Inc. (“Ground Lessor”), successor in interest to Original Landlord, as landlord, and Henry S. Miller, Jr., an individual, Henri L. Bromberg, Jr., an individual, Edward S. Bromberg, an individual, Louise W. Kahn, individually and as Independent Executrix of the Estate of Edmund J. Kahn, deceased, Dan R. Cullum, an individual, Betsy Cullum Bolin, an individual, Robert Brooks Cullum, Jr., an individual, and Sally Cullum Holmes, an individual, collectively, as tenant; (ii) letter agreement dated September 22, 1993, made and entered into by and between Ground Lessor, as landlord, and Henry S. Miller, Jr. on behalf of tenant, (iii) First Amendment to Short Form Lease dated January 19, 2006, by and between Ground Lessor, as landlord, and Seller, as tenant, recorded as Document No. 20006000211974, Deed Records, Dallas County, Texas; and (iv) Estoppel and Recognition Agreement dated January 19, 2006, by and among Ground Lessor, Seller and Lender.

          1.23     Ground Lease Estoppel Letter means a letter or other certificate from the Ground Lessor consenting to the transfer of Seller’s interest in the Ground Lease to Buyer and certifying as to certain matters regarding the Ground Lease, in substantially the form attached hereto as Exhibit 1.23.

          1.24     Hazardous Material means any hazardous or toxic substance as defined in or regulated by any Environmental Law in effect at the pertinent date or dates.

          1.25     Improvements means all buildings, structures or other improvements situated on the Real Property.

          1.26     Independent Contract Consideration has the meaning ascribed to such term in Section 2.3.

          1.27     Inspection Period has the meaning ascribed to such term in Section 14.

          1.28     Leases means all leases and other occupancy agreements, other than the Ground Lease, permitting persons to lease or occupy all or any portion of the Property.

          1.29     Lender Approval has the meaning ascribed to such term in Section 14(c)(iii).

          1.30     Loan Assumption has the meaning ascribed to such term in Section 14(c).

          1.31     Loan Assumption Documents has the meaning ascribed to such term in Section 14(c)(i).

          1.32     Major Tenants are the tenants identified on the schedule of Major Tenants attached as Exhibit 1.32 to this Agreement.

          1.33     Materials means all plans, drawings, specifications, soil test reports, environmental reports, market studies, surveys and similar documentation, if any, owned by or in the possession of Seller with respect to the Property and any proposed improvements to the Property.

1.34	New Lease has the meaning ascribed to such term in Section 4(a).

1.35	Permitted Exceptions means only the following interests, liens and encumbrances:

	(a)	The Ground Lease;

	(b)	Subject to adjustment as set forth in the Agreement, taxes and assessments which are a lien, but which are not yet billed, or are billed but are not yet due and payable on or before Closing;

(c)

Any laws, regulations or ordinances (including, but not limited to, zoning, building and environmental matters) as to the use, occupancy, subdivision or improvement of the Property adopted or imposed by any governmental agency having jurisdiction thereover;

	(d)	Any state of facts disclosed by the Existing Survey and/or the Survey which have been approved or waived by Buyer as provided herein;

(e)

Any utility company rights, easements and franchises for electricity, water, steam, gas, telephone or other service or the right to use and maintain poles, lines, wires, cables, pipes, boxes, and other fixtures and facilities in, over, under and upon the Property, but only to the extent servicing the Property;

(f)

Any liens, encumbrances or other title exceptions (and the same shall not constitute title objections but shall be deemed Permitted Exceptions) (1) over which the Title Company is willing to insure in a manner acceptable to Buyer (without material additional cost to Buyer), (2) against which the Title Company is willing to provide affirmative insurance in a manner acceptable to Buyer (without material additional cost to Buyer), or (3) which will be extinguished upon the transfer of the Property to Buyer;

	(g)	Rights of tenants under the Existing Leases; and

	(h)	Other matters which have been waived or approved by Buyer during the title review period, as contemplated by Article 3 of this Agreement;

it being understood, however, that, subject to the provisions of Article 3 of this Agreement, Buyer shall have until five (5) business days prior to the end of the Inspection Period within which to determine whether any such item is unacceptable to Buyer in Buyer’s sole discretion, and only such matters approved or deemed approved by Buyer pursuant to Article 3 shall be deemed Permitted Exceptions hereunder. The previous provisions to the contrary notwithstanding, the Ground Lease shall, in any event, be deemed a Permitted Exception.

          1.36     Personal Property means all of Seller’s right, title and interest in and to (a) sprinkler, plumbing, heating, air-conditioning, electric power or lighting, incinerating, ventilating and cooling systems, with each of their respective appurtenant furnaces, boilers, engines, motors, dynamos, radiators, pipes, wiring and other apparatus, equipment and fixtures, elevators, partitions, fire prevention and extinguishing systems located in or on the Improvements, (b) the Materials, (c) other tangible personal property used in connection with the ownership or operation of the Improvements, provided the same are now owned or are acquired by Seller prior to the Closing, and (d) all trade names, franchises, licenses, permits, easements, development rights and approvals, deposits, credits, petroleum and mineral interests and royalties, air and water rights, construction and product warranties, the Leases (including all security deposits and guarantees given with respect thereto), and all other intangibles owned or used by or for the benefit of Seller in connection with the Property.

          1.37     Property means, collectively, the Real Property, the Improvements and the Personal Property.

          1.38     Purchase Price means the consideration agreed to be paid by Buyer to Seller for the purchase of the Seller’s interest in the Property, including but not limited to the Seller’s ground leasehold interest in the Ground Lease, as set forth in Section 2.1 (subject to prorations and adjustments as provided herein).

          1.39     Real Property means, collectively, (i) with respect to the portion of the Shopping Center identified in Exhibit 1.39(a) of this Agreement, fee title to the lands, together with all easements, licenses, privileges, rights of way and other appurtenances pertaining to or accruing to the benefit of such lands (collectively, the “Fee Parcel”), and (ii) with respect to the portion of the Shopping Center identified in Exhibit 1.39(b) of this Agreement, leasehold title to the lands, together with all easements, licenses, privileges, rights of way and other appurtenances pertaining to or accruing to the benefit of such lands (collectively, the “Leasehold Parcel”).

          1.40     Rent Roll means the rent roll attached hereto as Exhibit 1.40 of this Agreement.

          1.41     Seller Financial Statements means the unaudited balance sheets and statements of income, cash flows and changes in financial position in the form prepared by Seller’s managing agent for the Property, as of and for the two (2) calendar years next preceding the date of this Agreement and all monthly and quarterly reports of income, expense and cash flow in the form prepared by Seller’s managing agent for the Property, which shall be consistent with past practice, for any such period beginning after the latest of such calendar years, and ending prior to Closing.

          1.42     Seller’s Broker means Henry S. Miller Interests, Inc.

          1.43     Seller’s Notice has the meaning ascribed to such term in Section 2.2.

          1.44     Seller’s Reports has the meaning ascribed to such term in Section 6(b)(viii).

          1.45     Shopping Center means the Shopping Center identified on the initial page hereof.

          1.46     Special Warranty Deed means a Special Warranty Deed in the form attached hereto as Exhibit 1.46, conveying the Fee Parcel from Seller to Buyer, subject to the Permitted Exceptions affecting the Fee Parcel.

          1.47     Survey has the meaning ascribed to such term in Section 3(b).

          1.48     Tenant Estoppel Letter means a letter or other certificate from a tenant certifying as to certain matters regarding such tenant’s Lease, in substantially the same form as Exhibit 1.48 of this Agreement unless a different form is permitted by such tenant’s Lease, or in the case of a Major Tenant or a national or regional “credit” tenant, the form customarily used by such tenant.

          1.49     Tenant Inducement Costs has the meaning ascribed to such term in Section 4.

          1.50     Tenant Notice means a notice to each tenant under a Lease in the form attached hereto as Exhibit 1.50.

          1.51     Title Company means Republic Title of Texas, Inc., Dallas Uptown Commercial, having an address of 2626 Howell St,10th Floor, Dallas, TX 75204, Attn: Janine Barber, Tel: (214) 855-8863, Fax: (214) 855-8898, Email: jbarber@republictitle.com

          1.52     Title Defect means any exception in the Title Insurance Commitment or any matter disclosed by Existing Survey or the Survey, other than a Permitted Exception.

          1.53     Title Insurance means an Owner Policy of Title Insurance promulgated by the Texas State Board of Insurance in the amount of the Purchase Price insuring Buyer’s good and indefeasible (i) fee simple title in the Fee Parcel, subject only to the Permitted Exceptions applicable to the Fee Parcel, and (ii) leasehold interest in the Leasehold Parcel, subject only to the Permitted Exceptions applicable to the Leasehold Parcel, issued by the Title Company, together with such available endorsements as are customary in transactions of this type (such as, where applicable, a survey deletion endorsement), and any available special endorsements which are necessary because of the nature, configuration or particular character of the Property.

          1.54     Title Insurance Commitment means a preliminary title report whereby the Title Company agrees to issue the Title Insurance to Buyer, together with copies of all instruments which are exceptions noted therein or conditions to be satisfied.

          1.55     Title Notice has the meaning ascribed to such term in Section 3(c).

          1.56     Update Certificate means an Update Certificate in the form attached hereto as Exhibit 1.56, updating the warranties and representations of Seller in Section 6(a) as of the Closing Date.

          1.57     Warranty Notice has the meaning ascribed to such term in Section 18(iii).

2. PURCHASE PRICE AND PAYMENT

          2.1          Purchase Price; Payment. The total Purchase Price for the Seller’s interest in the Property (subject to adjustment as provided herein) shall be SIXTY-TWO MILLION AND NO/100THS DOLLARS ($62,000,000.00). The Purchase Price shall be payable in cash at Closing by the wire transfer of immediately available United States federal funds to an account at a bank designated by Escrow Agent. Buyer, at Buyer’s election to be made prior to the end of the Inspection Period pursuant to Section 14 and expense (and at no cost to Seller), shall at Closing either (i) assume the Existing Loan, or (ii) prepay or defease the Existing Loan. In the event Buyer assumes the Existing Loan or prepays or defeases the Existing Loan, the amount of cash to be paid at Closing shall be reduced by the principal balance of the Existing Loan and all then-accrued interest thereon (excluding any such interest allocable to prepayment or defeasance of such loan) paid by Buyer on the Closing Date.

          2.2          Earnest Money Deposit. An earnest money deposit in the amount ONE MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($1,250,000.00) shall be deposited with Escrow Agent by Buyer within three (3) business days after the Effective Date. Escrow Agent shall provide Seller written notice of the receipt of the Earnest Money Deposit. This Agreement may be terminated by Seller by notice to Buyer if the Earnest Money Deposit is not delivered to Escrow Agent by such deadline. All deposits made as earnest money, together with the earnings thereon, shall be deemed included within the meaning of the term Earnest Money Deposit for all purposes. The Earnest Money Deposit shall be held as specifically provided in this Agreement and, if Closing shall occur, shall be applied to the Purchase Price at Closing. If Closing shall not occur, the Earnest Money Deposit shall be disbursed to Seller or returned to Buyer in accordance with the provisions of this Agreement. If Seller delivers to Escrow Agent a written notice (“Seller’s Notice”) that (i) Buyer has defaulted under this Agreement; (ii) as a result of such default Seller has duly terminated this Agreement (if Seller is entitled to terminate this Agreement as a result of such default) and is entitled to payment of the Earnest Money Deposit; and (iii) Seller is simultaneously delivering to Buyer, pursuant to the notice provisions of this Agreement, a copy of the Seller’s Notice, Escrow Agent agrees if Buyer has not given notice of a dispute to Escrow Agent within five (5) business days of the date of Seller’s notice, then Escrow Agent agrees to deliver the Earnest Money Deposit to Seller. If Escrow Agent receives such a written dispute from Buyer, then Escrow Agent shall not be permitted to deliver the Earnest Money Deposit to Seller. If Buyer delivers written notice (“Buyer’s Notice”) that (A) Buyer is entitled to the return of the Earnest Money Deposit as a result of Buyer’s proper exercise of a termination right expressly afforded Buyer under this Agreement; and (B) Buyer is simultaneously delivering to Seller, pursuant to the notice provisions of this Agreement, a copy of the Buyer’s Notice, then Escrow Agent agrees to deliver notice thereof to Seller and if the Seller has not given notice of a dispute to Escrow Agent within five (5) business days of Seller’s receipt of such Escrow Agent’s notice, then Escrow Agent agrees to deliver the Earnest Money Deposit to Buyer. If Escrow Agent receives such a written dispute from Seller, then Escrow Agent shall not be permitted to deliver the Earnest Money Deposit to Buyer. Notwithstanding the foregoing, if Buyer terminates, or is deemed to have terminated this Agreement prior to the end of the Inspection Period, Seller shall have no right to the return of the Earnest Money Deposit and Escrow Agent shall promptly deliver the Earnest Money Deposit to Buyer.

          2.3          Independent Consideration. Seller and Buyer acknowledge and agree that One Hundred and No/100 Dollars ($100.00) of the Earnest Money Deposit shall be paid to Seller if this Agreement is terminated for any reason (the “Independent Contract Consideration”).

Moreover, Seller and Buyer acknowledge and agree that the Independent Contract Consideration has been bargained for and agreed to as additional consideration for Seller’s execution and delivery of this Agreement. At Closing, the Independent Contract Consideration shall be applied to the Purchase Price. In the event this Agreement is terminated for any reason, Seller shall be entitled to the Independent Contract Consideration.

          2.4          Closing; Designation of Reporting Person.

                         (a)          Closing shall be held and completed on Monday, December 3, 2012 (the “Closing Date”), subject to extension as hereinafter provided, or such earlier date as may hereafter be agreed to by Buyer and Seller, commencing at 10:00 a.m. Central Time through Escrow Agent or at such other time or in such other manner as may hereafter be agreed to by Buyer and Seller. Time is of the essence. Buyer acknowledges and agrees that consummation of the Closing in calendar year 2012 is a material inducement to Seller to sell the Property to Buyer and that under no state of facts whatsoever shall Seller be obligated to extend the Closing Date except as expressly provided below in this Section 2.4(a). Closing shall be consummated and the closing payment set forth in Section 2.1 above wire transferred to an account designated by Escrow Agent, and by Escrow Agent to Seller, by 1:00 P.M. Central Time on the Closing Date, failing which the closing adjustments shall be recalculated as if the Closing Date were the next business day.

          The Closing Date may be extended by Buyer or Seller for up to five (5) days by written notice to the other party and Escrow Agent at least one (1) business day prior to the then scheduled Closing Date in order to obtain the Required Tenant Estoppel Percentage of Tenant Estoppel Letters. After the Required Tenant Estoppel Percentage of Tenant Estoppel Letters have been obtained, the Closing shall be held and completed on the day that is three (3) business days following the delivery of the final Required Tenant Estoppel Letter to Buyer or such earlier date as may hereafter be agreed to by Buyer and Seller, commencing at 10:00 a.m. Central Time through Escrow Agent or at such other time or in such other manner as may hereafter be agreed to by Buyer and Seller. In the event of Seller’s failure to satisfy the Required Tenant Estoppel Percentage of Tenant Estoppel Letters by the Closing Date, as it may have been extended by Buyer or Seller as provided above, Buyer’s sole remedy shall be to either (x) waive the estoppel requirement and proceed to Closing without any abatement in the Purchase Price or (y) terminate this Agreement with notice to Seller and Escrow Agent and receive a prompt return of the Earnest Money Deposit, and neither party shall have any further liability or obligation hereunder (except for the obligations of the parties set forth in this Agreement which expressly survive the termination of this Agreement). If under such circumstances Buyer fails to deliver notice to extend the Closing Date, Buyer shall be deemed to have elected to waive the estoppel requirement and proceed to Closing without abatement of the Purchase Price.

          In addition to the foregoing, the Closing Date, as it may have been extended in accordance with the provisions of the preceding paragraph, may also be extended by Buyer for one additional period of up to twenty (20) days by written notice to Seller and Escrow Agent at least five (5) days prior to the then scheduled Closing Date to permit Buyer to finalize all loan assumption, prepayment and/or defeasance matters related to the Existing Loan. After the loan assumption, prepayment and/or defeasance matters have been finalized, the Closing shall be held and completed on the day that is three (3) business days following the finalization of all loan assumption, prepayment and/or defeasance matters related to the Existing Loan, or such earlier date as may hereafter be agreed to by Buyer and Seller, commencing at 10:00 a.m.

Central Time through Escrow Agent or at such other time or in such other manner as may hereafter be agreed to by Buyer and Seller. In the event of Buyer’s failure to finalize the loan assumption, prepayment and/or defeasance matters by the Closing Date, as it may have been extended by Buyer or Seller as provided above, Buyer shall be obligated to prepay or defease the Existing Loan, as required by Section 14(c). However, notwithstanding anything to the contrary set forth in the foregoing provisions of this paragraph or elsewhere in this Agreement, in no event whatsoever shall the Closing Date be later than 5:00 p.m., Central Time, on December 27, 2012.

                         (b)          In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (the “Code”), and any related reporting requirements of the Code, the parties agree as follows:

                                        (i)          Escrow Agent is designated as the person to be responsible for all information reporting under Section 6045(e) of the Code.

                                        (ii)         Seller and Buyer shall:

(A)

provide to Escrow Agent all information and certifications regarding such party, as reasonably requested by Escrow Agent or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and

(B)

provide to Escrow Agent such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by Escrow Agent), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to Escrow Agent is correct.

          3.            Condition of Title.

                         (a)          Title. Title to the Property shall be good and indefeasible and insurable as such by the Title Company pursuant to the standard stipulations and conditions of the Title Insurance, and otherwise free and clear of all liens and encumbrances except for the Permitted Exceptions.

                         (b)          Survey. Seller has delivered a copy of the Existing Survey to Buyer. During the Inspection Period, Buyer, at Buyer’s option and expense may, but shall not be obligated to, cause the Existing Survey to be updated or a new survey (in either event, the “Survey”) to be prepared by a surveyor and in a form acceptable to Buyer. If Buyer elects not to obtain the Survey, all matters which would be reflected on a current survey of the Property shall be deemed to be Permitted Exceptions. The Purchase Price has been fixed without regard to the area of the Property and is not to be abated or changed should the Survey prove an area different from the area of the Property described herein. The Special Warranty Deed shall contain the legal description of the Fee Parcel attached hereto. The Assignment and Assumption of Ground Lease shall contain the legal description of the Leasehold Parcel attached hereto. If the Survey contains a different legal description of the Fee Parcel and/or the Leasehold Parcel, Seller will quitclaim any additional property to Buyer. Nothing contained in this Agreement, including the legal descriptions attached hereto, shall constitute any warranty, representation or agreement by Seller as to the location of separate lots in, or acreage of, the Property.

                    (c)          Title Defects. Buyer shall cause the Title Company to deliver the Title Commitment, together with copies of the exceptions to title referred therein, to Seller and Buyer. At least five (5) business days prior to the expiration of the Inspection Period, Buyer shall submit to Seller a written notice from Buyer (the “Title Notice”) specifying (A) any alleged defects in or objections to the title to the Property, and/or (B) its disapproval of any of the matters shown on the Existing Survey or the Survey. Buyer shall be deemed to have waived its right to make objection at the time of the Title Notice to matters shown in the Title Commitment or on the Existing Survey or the Survey unless Buyer shall have timely given to Seller the Title Notice which specified Buyer’s objection. Seller shall cause any mortgage or other lien voluntarily created by Seller (other than the Existing Loan) to be paid and discharged at or prior to Closing. Seller shall have no obligation to cure any other alleged defect or objection raised in the Title Notice, except as specifically provided in this Section. Seller shall have the right, at its sole option, upon written notice to Buyer given within two (2) business days following receipt of the Title Notice, to notify Buyer of its intent to (A) remove any encumbrance or other title objection or (B) elect not to do (A), in which event Buyer will have the right to make the election set forth below. Failure by Seller to deliver a notice of elections pursuant to this subparagraph shall be deemed an election by Seller under clause (B). If Seller elects, or is deemed to have elected, not to do (A), Buyer may elect, by written notice given to Seller prior to the expiration of the Inspection Period, as its sole right and remedy, either (i) to take such title to the Property as Seller can convey, with no abatement of the Purchase Price, or (ii) to terminate this Agreement and to receive on written demand by Buyer to Seller and Escrow Agent the return of the Earnest Money Deposit. Upon the delivery of Buyer’s notice to terminate under clause (ii) above to Escrow Agent and Seller, this Agreement shall be and become null and void and neither party shall have any further rights or obligations hereunder (except for the indemnity obligations of Buyer to Seller as set forth in this Agreement which shall survive the cancellation of this Agreement). If Buyer makes no election prior to the expiration of the Inspection Period, Buyer is deemed to have elected to take such title to the Property as Seller can convey, with no abatement of the Purchase Price.

                    (d)          Failure of Title. Further, if Seller, after notifying Buyer of its intention to do so, fails to remove any defects or objections to the title to the Property that were identified by Buyer in a Title Notice or if Seller fails to remove any other material defects to the title to the Property disclosed after the Inspection Period which were not previously identified in the Title Commitment, the Existing Survey or the Survey, Buyer may elect, as its sole right and remedy, either (i) to take such title to the Property as Seller can convey, with no abatement of the Purchase Price, or (ii) to terminate this Agreement and to receive on written demand by Buyer to Seller and Escrow Agent the return of the Earnest Money Deposit; provided, however, if such failure is a result of any intentional act or omission of Seller, such failure shall constitute a Seller default. Upon the delivery of Buyer’s notice to terminate under clause (ii) above to Escrow Agent and Seller, this Agreement shall be and become null and void and neither party shall have any further rights or obligations hereunder (except for the indemnity obligations set forth in this Agreement which shall survive the cancellation of this Agreement). If under such circumstances Buyer fails to deliver notice, Buyer shall be deemed to have elected to take such title to the Property as Seller can convey, with no abatement of the Purchase Price.

                    (e)          Reliance on Title Insurance. Notwithstanding anything contained in this Agreement to the contrary, with respect to all matters affecting title to the Property and any liens or other encumbrances affecting the Property, Buyer acknowledges and agrees it will, at Closing, rely primarily upon the Title Insurance. If Buyer has a claim which may be properly asserted under its Title Insurance and the subject matter of that claim also constitutes a breach of any warranty made by Seller in the Special Warranty Deed or Assignment and Assumption of Ground Lease, Buyer agrees that, to the extent its Title Insurance permits, (i) it will look first to its Title Insurance for recovery on such claim, and (ii) although Buyer may assert a claim against Seller for a breach of a representation, warranty or covenant by delivering a Warranty Notice in accordance with the provisions of Section 18 (b)(iii) with respect to such claim, Buyer will not pursue such claim unless and until Buyer has pursued its remedies against the Title Company to final judgment and has not been made whole, and Seller will remain liable for such breach, subject to the provisions of Section 19 (b), to the extent recovery is not obtained by Buyer under its Title Insurance. The provisions of this Section shall survive Closing.

          4.       Possession, Assignment of Agreements and Leases.

                    (a)          Existing Leases; New Leases. Seller shall, prior to Closing, cause the Property to be operated in substantially the same manner as it is operated as of the date hereof. If Seller wishes to execute any renewal or modification of an existing lease or any new lease for occupancy of space in the Property (each, a “New Lease”) between the date hereof and the end of the Inspection Period, Seller shall immediately advise Buyer, shall furnish Buyer copies of all letters of intent and lease drafts, if any, with any such prospective tenant, shall keep Buyer closely informed of all negotiations with any such prospective tenant and shall give due consideration to any comments or suggestions made by Buyer. If Buyer and Seller disagree on how to proceed with any such prospective tenant, and Seller, notwithstanding such disagreement, elects to execute a New Lease with such prospective tenant prior to the expiration of the Inspection Period, Seller shall give written notice to Buyer of such election prior to execution by Seller and Buyer shall have two (2) business days from the date of such notice to elect to reconsider and agree to the terms of the New Lease or terminate this Agreement by written notice to Seller in which event the Earnest Money Deposit shall be returned to Buyer, provided nothing herein shall limit Buyer’s termination rights pursuant to Section 14(e) of this Agreement. If Buyer fails to respond to such notice, Buyer shall be deemed to have elected to reconsider and to agree to the terms of the New Lease.

                    If Seller wishes to execute a New Lease between the end of the Inspection Period and the Closing Date, such New Lease will be submitted to Buyer for approval, which approval shall not be unreasonably withheld, prior to execution by Seller. Buyer agrees to notify Seller in writing within two (2) business days after delivery to Buyer of Buyer’s approval or disapproval thereof, including all Tenant Inducement Costs and leasing commissions to be incurred in connection therewith. In the event that such New Lease is delivered by Seller to Buyer following the end of the Inspection Period and before the Closing Date, and Buyer does not approve such New Lease, Seller shall not enter into such New Lease and this Agreement shall remain in full force and effect. In the event that Buyer at any time fails to timely notify Seller in writing of its approval or disapproval, such failure shall be deemed approval by Buyer.

                    At Closing, Buyer shall reimburse Seller for any Tenant Inducement Costs, leasing commissions or other expenses paid by Seller in connection with any New Lease approved, or deemed approved, by Buyer and any other amounts designated as Buyer’s responsibility on Exhibit 4(a). Seller shall be responsible for those Tenant Inducement Costs, leasing commissions or other expenses incurred by Seller in connection with the tenant commonly known as Spec’s Wines, Spirits, and Finer Foods, and which are shown in greater detail on Exhibit 4(a); provided, however, that to the extent that such amounts have not been paid by Seller to the tenant prior to Closing, those amounts shall be credited to Buyer at Closing whereupon they shall be the responsibility of the Buyer. For purposes hereof, the term “Tenant Inducement Costs” means any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs (including landlord’s work), space planning costs, construction management fees, lease buyout costs, and moving, design, refurbishment, club membership allowances and reasonable legal fees and expenses, but specifically excluding free rent. All such New Leases and the presently existing Leases are collectively herein called the “Existing Leases”. The termination of any of the Existing Leases prior to Closing by reason of the expiration of its term or by reason of the tenant’s default shall not excuse Buyer from its obligation to complete Closing and to pay the full Purchase Price. Seller shall give Buyer prompt notice of the termination of any of the Existing Leases prior to Closing. Notwithstanding the foregoing, Seller shall not terminate any Existing Leases after the end of the Inspection Period without Buyer’s prior written consent.

                    (b)          Existing Agreements. Seller shall also assign to Buyer at the completion of Closing, if assignable, all Assigned Existing Agreements. The existing management agreement and all leasing agreements shall be terminated at Closing and shall not be assigned to Buyer. The termination of any of the Assigned Existing Agreements prior to Closing by reason of the expiration of its term or by reason of a default thereunder shall not excuse Buyer from its obligation to complete Closing and to pay the full Purchase Price.

                    (c)          Tenant Estoppel Letters. Seller shall use good faith efforts (but without obligation to incur any unreasonable cost or expense) to obtain and deliver to Buyer prior to Closing, a Tenant Estoppel Letter dated no more than forty-five (45) days prior to Closing and made a part hereof signed by each tenant occupying space in the Property. Seller shall obtain and deliver to Buyer prior to Closing, as a condition precedent to Buyer’s obligation to proceed to Closing, a Tenant Estoppel Letter (i) from each Major Tenant and (ii) from other tenants Existing Leases which cover seventy-five percent (75%) (the “Required Tenant Estoppel Percentage”) of the remaining leased net rentable area of the Property. In determining whether the foregoing requirement has been satisfied, Buyer agrees not to object to (i) any non-material (as determined in Buyer’s reasonable judgment) qualifications or modifications which a tenant may make to the form of Tenant Estoppel Letter, or (ii) any modification to a Tenant Estoppel Letter necessary to conform it to the requirements of such tenant’s Lease, provided such modification is consistent with such tenant’s lease. Seller agrees to deliver copies of Tenant Estoppel Letters to Buyer prior to submission to tenants for Buyer’s review and comment. Buyer shall have five (5) business days following delivery of copies of the Tenant Estoppel Letters to provide suggested modifications for Seller’s consideration. Seller further agrees to deliver copies of executed Tenant Estoppel Letters within three (3) business days after receipt from tenants and will deliver originals thereof to Buyer at Closing. If Seller does not obtain a Tenant Estoppel Letter from a sufficient number of tenants to meet the Required Tenant Estoppel Percentage, then, unless Buyer waives the condition precedent, at Seller’s election, Seller may either (x) extend Closing pursuant to Section 2.4(a) of this Agreement in order to give Seller additional time to continue its good faith efforts to obtain a Tenant Estoppel Letter from a sufficient number of tenants to meet the Required Tenant Estoppel Percentage and/or (y) execute an estoppel certificate with respect to leases comprising up to ten percent (10%) of the leased net rentable area of the Property in order to satisfy the estoppel requirements hereof, provided in no event shall the Seller have the right to deliver any landlord estoppel letter for any Major Tenant. If Seller elects to execute a Tenant Estoppel Letter for any portion of the leased net rentable area of the Property and thereafter receives and delivers to Buyer a Tenant Estoppel Letter for such respective tenant, Seller shall be released from any liability under the Tenant Estoppel Letter executed by Seller. This provision shall survive Closing.

          5.          Apportionments.

                       (a)          (i)          Taxes, Assessments and Other. Real estate taxes and annual municipal or special district assessments (on the basis of the actual fiscal years for which such taxes are assessed), sums paid to or paid or payable by Seller under the Assigned Existing Agreements, rentals paid by Seller under the Ground Lease, as certified by the Ground Lease Estoppel Letter, and rentals and other sums paid to and received by Seller under the Existing Leases shall be apportioned at Closing pro rata between Buyer and Seller on a per diem basis as of the Closing Date with Buyer entitled to income, and charged with expenses, for the Closing Date. Any and all real estate taxes and annual municipal or special district assessments that are due and payable at Closing shall be paid in full by Seller at or prior to Closing.

                                     (ii)          Percentage Rents and Tenant Reimbursements. If the apportionment of any percentage rents for the month in which the Closing occurs cannot be precisely determined at the time of Closing, Seller and Buyer shall reasonably estimate the apportionment of such sums, and such estimated sums shall be apportioned at Closing pro-rata between Buyer and Seller on a per diem basis as of the date of Closing, and such apportionment shall be final and not subject to further adjustment following Closing.

          If as of the Closing Date Seller has actually incurred and paid more than it has billed to tenants in estimated calendar year 2012 (but not prior calendar years) operating expenses, real estate taxes and assessments (after giving effect to amounts credited by Seller to Buyer under Section 5(a)(i) above) or other payments, Seller shall receive a credit for the amount of such shortage at Closing. If as of the Closing Date Seller has actually incurred and paid less than it has received from tenants in estimated calendar year 2012 (but not prior calendar years) operating expenses, real estate taxes and assessments (after giving effect to amounts credited by Seller to Buyer under Section 5(a)(i) above) or other payments, Buyer shall receive a credit for the amount of such excess at Closing. The foregoing prorations shall be final and not subject to further adjustment following Closing.

                                     (iii)          Arrearages. Except as set forth in Exhibit 5(a) and except for tenant reimbursements for calendar year 2012 (for which provision is made in Section 5(a)(ii) above), any rents, percentage rents or tenant reimbursements payable by tenants after the Closing Date but applicable to periods on or prior to the Closing Date shall be remitted to Seller by Buyer promptly after receipt. The amounts set forth in Exhibit 5(a) to the extent not paid on or before the Closing Date shall be credited by Buyer to Seller on the Closing Date and Buyer shall be entitled to retain such amounts when paid. Buyer shall have no obligation to collect delinquencies other than to submit invoices of past due amounts (which amounts will be provided by Seller to Buyer) to tenants at the time of current billing for up to three (3) months following the Closing Date, but should Buyer collect any delinquent rents or other sums which cover periods prior to the Closing Date and for which Seller received no proration or credit, Buyer shall remit same to Seller promptly after receipt. Seller may pursue collection efforts (other than termination or eviction) against tenants for such amounts following the Closing Date.

Seller will promptly remit to Buyer after receipt any rents, percentage rents or tenant reimbursements received by Seller after Closing which are attributable to periods occurring on or after the Closing Date. Undesignated receipts after Closing received by either Buyer or Seller from tenants shall be applied first to then current rents and reimbursements for such tenant(s), then to delinquent rents and reimbursements attributable to post-Closing Date periods, and then to delinquent rents and reimbursements attributable to pre-Closing Date periods.

                                  (iv)          No Tax Bill. If, on the Closing Date, final bills for the real estate taxes imposed upon the Property for the tax fiscal years in which Closing occurs have been issued but shall not have been paid, such taxes shall be prorated at the time of Closing. If such bills shall not have been issued on the Closing Date or, if the same have been issued but based upon an estimate rather than a definitive tax amount, then the amount of the taxes shall be prorated based on the tax rate and/or assessed valuation last fixed. To the extent that the actual taxes and assessments payable during the year of Closing differ from the amount apportioned at Closing, the parties shall make all necessary by appropriate payments between themselves following Closing. Real estate taxes which are payable by any tenant directly to the taxing authority shall not be apportioned hereunder, and Buyer shall accept title subject to any of such charges unpaid and shall look solely to the tenant responsible therefor for the payment of the same.

                    (b)          Tenant Security Deposits. At Closing, Seller shall pay to Buyer or, at Buyer’s request, credit against the Purchase Price the amount of all security deposits then held by or for Seller under the Existing Leases. If any security deposits shall be held by Seller in the form of letters of credit or surety bonds, Seller shall assign its rights thereunder to Buyer and shall cooperate reasonably with Buyer in respect of the reissuance of any such letters of credit or bonds in the name of Buyer. After Closing, until such letters of credit or bonds have been reissued in the name of Buyer, Seller shall hold each such letter of credit for the benefit of Buyer and shall draw on such letter of credit at Buyer’s direction, until a substitute letter of credit is drawn in favor of Buyer and notification of delivery of such substitute letter of credit is given to Seller by Buyer, whereupon Seller shall promptly surrender such letter of credit to the applicable tenant, provided, however, that Buyer shall indemnify, defend and hold harmless Seller from any charge or claim from a third party that such post-closing draw request was improper or in violation of such letter of credit or surety bond. Seller shall reciprocally indemnify, defend and hold harmless Buyer from any charge or claim from a third party that any pre-closing draw request was improper or in violation of such letter of credit or surety bond. During the pendency of this Agreement, Seller shall only apply security deposits in the ordinary course of business following default.

                    (c)          Utility Readings. Seller shall use reasonable efforts to obtain readings of the gas (if any), water, electric and other utility meters, if any, on the Property as of the Closing Date. At or prior to Closing, Seller shall pay all charges based upon such meter readings. However, if after reasonable efforts Seller is unable to obtain readings of any meters prior to Closing, Closing shall be completed without such readings and utility charges will be prorated based on Seller’s reasonable estimate thereof. To the extent that the utility charges differ from the amount apportioned at Closing, the parties shall make all necessary by appropriate payments between themselves following Closing.

                    (d)          Existing Loan. If the Existing Loan is prepaid or defeased by Buyer on the Closing Date, Seller shall be entitled to the refund of any deposits or reserves held by

Lender for taxes, insurance or other items. If the Existing Loan is assumed by Buyer on the Closing Date, Buyer shall credit Seller at Closing an amount equal to any deposits or reserves held by Lender for taxes, insurance or other items, to the extent such deposits and reserves are transferred to Buyer. Interest on the Existing Loan shall be pro rated between Seller and Buyer as of the Closing Date with Seller responsible for interest for the period from the payment date to the Closing Date and Buyer responsible for interest on and after the Closing Date.

                    (e)           Closing Costs.

                                   (i)          Seller shall pay:

                                                 (A)          Any and all state, county and/or municipal transfer taxes imposed upon the transactions contemplated hereby;

                                                 (B)          The costs, if any, of satisfying any monetary liens (other than the Existing Loan) required to be satisfied by Seller, curing title defects for any title defects Seller elects to cure and recording any curative title documents for any title defects Seller elects to cure;

                                                 (C)          The costs of recording the Special Warranty Deed;

                                                 (D)          The costs of recording the Assignment and Assumption of Ground Lease;

                                                 (E)          100% of the costs of Title Insurance (excluding the cost of title endorsements requested by Buyer, which shall be borne by Buyer as provided below);

                                                 (F)          100% of the brokerage commission payable to Seller’s Broker incurred in connection with the transactions contemplated herein, if and when this transaction closes, in an amount equal to one percent (1%) of the Purchase Price

                                                 (G)          One-half of Escrow Agent’s fees; and

                                                 (H)          Seller’s attorneys’ fees.

                                   (ii)         Buyer shall pay:

                                                 (A)          The costs of Buyer’s due diligence investigations;

                                                 (B)          If Buyer elects to assume the Existing Loan, all assumption fees charged by the holder of the Existing Loan and all costs and expenses, including attorneys’ fees and out of pocket expenses, charged by such holder or otherwise incurred with respect to the Buyer’s assumption of the Existing Loan, or, If Buyer elects not to assume the Existing Loan, all prepayment or defeasance fees, costs and expenses, including attorneys’ fees and out of pocket expenses, charged by the holder of the Existing Loan or otherwise incurred with respect to the Seller’s prepayment of the Existing Loan on the Closing Date;

                                                   (C)          Any and all costs and expenses, including attorneys’ fees and out of pocket expenses, if any, charged by the Ground Lessor in connection with the assignment of the Seller’s ground leasehold interest in the Ground Lease to Buyer;

                                                   (D)          The costs of the Phase I environmental site assessment to be obtained by Buyer;

                                                   (E)          The costs of the Survey;

                                                   (F)          0% of the cost of Title Insurance, except as provided in clause (H) below;

                                                   (G)          100% of the brokerage commission payable to Buyer’s Broker (including any co-brokerage fees payable by Buyer’s Broker to other participating brokers) incurred in connection with the transactions contemplated herein, if and when this transaction closes;

                                                   (H)          The costs of any title endorsements requested by Buyer;

                                                   (I)           One-half of Escrow Agent’s fees; and

                                                   (J)          Buyer’s attorneys’ fees.

                                      (iii)       All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

                       (f)           Final Settlement. All prorations and adjustments, other than real estate taxes and assessments and utilities, shall be final at Closing and not subject to further adjustment. Utility charges shall be finally adjusted directly between Seller and Buyer within sixty (60) days after the Closing Date. Real estate taxes and assessments shall be finally adjusted directly between Seller and Buyer within ten (10) business days after tax statements for calendar year 2012 become available (historically on or about October 1 of each calendar year). The agreements with respect to prorations in this Section 5 shall survive Closing.

          6.          Seller’s Representations.

                       (a)          Seller hereby represents and warrants to Buyer as follows:

                                      (i)          Organization. Seller is a general partnership, duly organized and validly existing under the laws of the State of Texas, and has all requisite partnership power and authority to carry on its business as now conducted.

                                      (ii)          Authorization. Seller has the requisite power and authority to enter into and perform this Agreement, and Seller has duly authorized (a) the execution of this Agreement and all documents to be delivered by Seller at Closing and (b) the performance of all of Seller’s obligations hereunder.

                                      (iii)          No Condemnation. There are no existing or, to Seller’s actual knowledge (without investigation on Seller’s part), pending or overtly threatened condemnation proceedings or deeds in lieu of condemnation affecting the Property.

                                     (iv)          Litigation. There is no existing or, to Seller’s actual knowledge (without investigation on Seller’s part), pending or overtly threatened litigation involving Seller or the Property, except as set forth on Exhibit 6(a)(iv) attached hereto.

                                     (v)           Existing Leases. Seller has provided Buyer access on-site to or copies of all files relating to the Existing Leases and, to Seller’s actual knowledge, has delivered or made available to Buyer true, complete and correct copies of each Existing Lease (including all amendments thereto). To Seller’s actual knowledge, there are no Leases affecting the Property other than those listed on the Rent Roll. To Seller’s actual knowledge, there are no unpaid Tenant Inducement Costs under any Existing Leases other than as set forth in Exhibit 4(a) attached hereto.

                                     (vi)          Assigned Existing Agreements. Seller has provided Buyer access on-site to or copies of all files relating to the Assigned Existing Agreements and, to Seller’s actual knowledge, has delivered or made available to Buyer true, complete and correct copies of each Assigned Existing Agreement (including all amendments thereto). To Seller’s actual knowledge, there are no service contracts, service agreements and other similar instruments affecting the Property other than the Assigned Existing Agreements.

                                     (vii)         FIRPTA. Seller is not a “foreign person” (as defined in the Code and Income Tax Regulations). The provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended, are not applicable to this transaction.

                                     (viii)        OFAC. Neither Seller nor, to Seller’s knowledge, any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) (including those named on OFAC’s Specially Designated and Blocked Persons List and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable executive orders (such lists are collectively referred to as the “Lists”)) or under any statute, executive order (including Executive Order No. 133224, 66 Fed. Reg. 49079 (Sept. 25, 2001)), or other governmental action.

                                     (ix)          No Options to Purchase. Seller has not entered into any other contracts for the sale of the Property or any portion thereof.

                                     (x)           Property Taxes. Neither Seller nor any of Seller’s predecessors within the past five (5) years has claimed, with respect to any of the Property, the benefit of any law permitting a special use valuation for the purposes of obtaining a lower ad valorem tax rate. A change in the ownership or use of the Property from its present ownership and use will not trigger liability for “rollback” taxes or other assessments for prior years.

                                     (xi)          Governmental Matters. Seller, to Seller’s actual knowledge, has not received written notice from any governmental authorities or agencies of uncured violations at the Property of building, fire, air pollution or zoning codes, rules, ordinances or regulations, environmental and hazardous substances laws, or other rules, ordinances or regulations relating to the Property.

                                     (xii)          Environmental Matters. Seller, to Seller’s actual knowledge, has not received written notice of any violation of any Environmental Law from any governmental agency. Seller, to Seller’s actual knowledge, has not received written notice from any neighboring landowner of any claim of any violation of any Environmental Law.

                       (b)          Deliveries. On or before October 15, 2012, Seller also agrees that it will furnish or make available on-site to Buyer true copies of the following:

                                     (i)             Copies of all plans and specifications relating to the Property to the extent currently in Seller’s or Seller’s property manager’s possession or control;

                                     (ii)            Copies of 2010, 2011, and 2012 year-to-date books and records (excluding, however, internal memoranda, financial projections, appraisals and projected budgets) customarily prepared by or at Seller’s request with respect to the Property, including, without limitation, to the extent so prepared, all ledgers, records of income, expense, capital expenditures, deposit receipts, utility bills and property tax bills for such calendar years or portions thereof, to the extent currently in Seller’s, or its property manager’s, possession or control;

                                     (iii)           Copies of all Assigned Existing Agreements and other management, service, maintenance and other contracts, if any, currently in force with respect to the Property to the extent currently in Seller’s or its property manager’s, possession or control;

                                     (iv)           Copies of all Existing Leases currently in force with respect to the Property, delinquency reports, rent rolls, and tenant lease files including, without limitation, all notices to or from tenants, copies of all letters of credit, insurance certificates, and financial reports, if any, to the extent currently in Seller’s, or its property manager’s, possession or control;

                                     (v)            Copies of all operating permits, licenses and certificates of occupancy issued with respect to the Property to the extent currently in Seller’s or its property manager’s, possession or control;

                                     (vi)           Copies of insurance certificates or other customary evidence of all existing insurance coverage with respect to the Property;

                                     (vii)          Copies of all notices to or from any governmental entity or insurance company to the extent currently in Seller’s, or its property manager’s, possession or control;

                                     (viii)         Copies of environmental reports (“Seller’s Reports”) to the extent currently in Seller’s, or its property manager’s, possession or control; provided that Buyer first executes and delivers a non-reliance letter to Seller in form acceptable to Seller;

                                     (ix)           Copies of the Ground Lease;

                                     (x)            Copies of the Existing Loan Documents; and

                                     (xi)          Copies of all Materials and any other documentation reasonably requested by Buyer to the extent currently in Seller’s, or its property manager’s, possession or control and not expressly excluded above.

                       (c)          NO WARRANTY. NOTWITHSTANDING THE PRIOR PROVISIONS OF THIS SECTION TO THE CONTRARY, BUYER ACKNOWLEDGES AND UNDERSTANDS THAT SOME OF THE MATERIALS DELIVERED BY SELLER HAVE BEEN PREPARED BY PARTIES OTHER THAN SELLER. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 6(A) ABOVE, SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE COMPLETENESS, CONTENT OR ACCURACY OF THE DELIVERED MATERIALS WHETHER OR NOT PREPARED BY SELLER.

                       (d)          All references in this Section 6 or elsewhere in this Agreement to “Seller’s actual knowledge” shall refer solely to the actual knowledge of Jacqueline Miller Stewart, and shall not be construed to refer to the knowledge of any other partner, employee, officer, director, shareholder or agent of Seller or any affiliate of Seller, and shall not include imputed or constructive knowledge. Notwithstanding anything contained herein to the contrary, Jacqueline Miller Stewart, shall have no personal liability hereunder.

          7.          Buyer Representations. Buyer hereby represents to Seller as follows:

                       (a)          Organization. Buyer is a corporation duly organized and validly existing under the laws of the State of Texas and has all requisite power and authority to carry on its business as now conducted.

                       (b)          Authorization. Buyer has the requisite power and authority to enter into and perform this Agreement, and Buyer has duly authorized (a) the execution of this Agreement and all documents to be delivered by Buyer at Closing and (b) the performance of all of Buyer’s obligations hereunder.

                       (c)          OFAC. Neither Buyer nor, to Buyer’s knowledge, any of its affiliates, nor, to Buyer’s knowledge, any of their respective partners, members, shareholders or other equity owners, and, to Buyer’s knowledge, none of their respective employees, officers, directors, representatives or agents, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC (including those named on any of the Lists or under any statute, executive order (including Executive Order No. 133224, 66 Fed. Reg. 49079 (Sept. 25, 2001)), or other governmental action. Notwithstanding anything contained hereinto the contrary, for the purposes of this provision, the phrase “any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners” shall not include (x) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange, or (y) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Buyer or in the holder of any direct or indirect interest in Buyer.

          8.          Conditions Precedent to Closing.

                       (a)          Buyer shall not be obligated to close under this Agreement unless each of the following conditions (to the extent material) shall exist on the Closing Date:

                                     (i)            Title Insurance. The Title Company shall commit unconditionally in writing to Buyer to issue the Owner Policy in accordance with the provisions of Article 3 of this Agreement.

                                     (ii)           Accuracy of Representations. The representations and warranties made by Seller in this Agreement shall be true and correct as of the Closing Date in all material respects with appropriate modifications permitted under this Agreement; provided, however, Buyer shall have no right to assert a failure of this condition based upon any change in any representation to the extent that such change was known to Buyer prior to the end of the Inspection Period.

                                     (iii)          Tenant Estoppel Letters. Seller shall have delivered to Buyer the Tenant Estoppel Certificates required pursuant to the terms of Section 4(c).

                                     (iv)          Closing Deliveries. Seller shall have delivered to Buyer all of the items required to be delivered to Buyer pursuant to the terms of Section 9.

                                     (v)           Ground Lease Estoppel Letter. The parties shall have obtained the Ground Lease Estoppel Letter.

          If Buyer does not close under this Agreement because the condition(s) set forth above are not satisfied, Buyer shall have the right to terminate this Agreement upon written notice to Seller and Escrow Agent and immediately receive a return of the Earnest Money Deposit. Upon the return of the Earnest Money Deposit by Escrow Agent to Buyer, this Agreement shall be and become null and void and neither party shall have any further rights or obligations hereunder (except for the indemnity obligations of Buyer to Seller and Seller to Buyer as set forth in this Agreement, which shall survive the cancellation of this Agreement); provided, however, if Buyer does not close under this Agreement because the condition(s) set forth above are not satisfied due to an intentional act or omission of Seller, it shall be deemed an event of default by Seller, and Buyer shall have the remedies set forth in Section 10(b) below for such default.

                       (b)         Seller shall not be obligated to close under this Agreement unless each of the following conditions (to the extent material) shall exist on the Closing Date:

                                     (i)          Purchase Price. Seller shall have received the Purchase Price.

                                     (ii)          Accuracy of Representations. The representations and warranties made by Buyer in this Agreement shall be true and correct as of the Closing Date in all material respects with appropriate modifications permitted under this Agreement.

                                     (iii)          Closing Deliveries. Buyer shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of Section 9.

                                     (iv)          Ground Lease Estoppel Letter. The parties shall have received the Ground Lease Estoppel Letter.

                                     (v)           Existing Loan. Buyer shall have obtained the Loan Approval or irrevocably committed to prepay or defease the Existing Loan.

          If Seller does not close under this Agreement because the condition set forth in subsection (iv) is not satisfied through no act or omission of Buyer, it shall not be an event of default by Buyer, however Seller shall have the right to terminate this Agreement upon written notice to Buyer and Escrow Agent and return of the Earnest Money Deposit to Buyer. Upon the return of the Earnest Money Deposit by Escrow Agent to Buyer, this Agreement shall be and become null and void and neither party shall have any further rights or obligations hereunder (except for the indemnity obligations of Buyer to Seller and Seller to Buyer as set forth in this Agreement, which shall survive the cancellation of this Agreement). The failure of any other condition precedent set forth above shall be deemed an event of default by Buyer, and Seller shall have the remedies set forth in Section 10(a) below for such default.

          9.          Deliveries at Closing.

                       (a)          Seller’s Deliveries. On the Closing Date, Seller shall execute (as indicated) and deliver to the Title Company (or make available at the Property if so indicated and not required to be at the Title Company for Closing) the following (collectively, the “Seller Deliveries”):

                                     (i)             The Special Warranty Deed.

                                     (ii)            The Assignment and Assumption of the Ground Lease.

                                     (iii)           The Bill of Sale.

                                     (iv)           The Assignment and Assumption Agreement.

                                     (v)            A current and updated Rent Roll without warranty, representation or recourse.

                                     (vi)           If requested by the Title Company, a bills paid affidavit and a resolution to evidence the capacity of the signatory for Seller.

                                     (vii)          The FIRPTA Certification.

                                     (viii)        Possession of the Property free and clear of all parties in possession except under the Existing Leases, and (to the extent in Seller’s possession) all keys, codes and other security devices for the Property (to be made available at the Property).

                                     (ix)           The Tenant Notices.

                                     (x)            Copies (to the extent in Seller’s possession or control) of all books and records for the orderly transition of operation of the Property (to be made available at the Property).

                                     (xi)           The originals (to the extent in Seller’s possession or control) of all Existing Leases, all Assigned Existing Agreements, and all other materials owned by Seller relating to the maintenance and operation of the Property and which are currently in Seller’s possession or control (to be made available at the Property).

                                     (xii)          The Tenant Estoppel Letters to the extent required pursuant to Section 4(c).

          (xiii)     The Ground Lease Estoppel Letter duly executed by Seller and Ground Lessor.

                                     (xiv)          If Lender Approval has been obtained and the Loan Assumption Documents to be executed by Seller (if any) have been delivered to Seller, the Loan Assumption Documents required to be executed by Seller (if any).

                                     (xv)           Termination of the existing management agreement.

                                     (xvi)          Termination of any Existing Lease or occupancy agreement with Seller, Seller’s managing agent and any affiliate of Seller for any portion of the Property; except as follows: (A) Seller’s managing agent may continue to lease Suite 635-205 (managing agent’s office) containing approximately 1,238 square feet, more or less, located at 5959 Royal Lane, Dallas, Texas 75230, under the terms of the Existing Lease between Seller and Seller’s managing agent at the current rent of $14.50 per rentable square foot for a term of up to six(6) months following Closing, terminable on two (2) days’ written notice to Buyer; and (B) Seller’s managing agent may continue to occupy Suite 635-202 (managing agent’s conference room), located at 5959 Royal Lane, Dallas, Texas 75230, at no rent for up to one (1) week following Closing.

                                     (xvii)         The Update Certificate.

                                     (xviii)        A Lien Waiver executed by Seller’s Broker.

                                     (xix)          Any other documents which Seller is obligated to deliver to Buyer pursuant to this Agreement.

                       (b)          Buyer’s Deliveries. On the Closing Date, Buyer shall execute (as indicated) and deliver to the Title Company the following:

                                     (i)              The Assignment and Assumption of the Ground Lease.

                                     (ii)             The Assignment and Assumption Agreement.

                                     (iii)            The Tenant Notices.

                                     (iv)            If Lender Approval has been obtained, the Loan Assumption Documents required to be executed by or on behalf of Buyer.

                                     (v)             A Lien Waiver executed by Buyer’s Broker.

                                     (vi)            If requested by the Title Company, a resolution executed by the appropriate parties to evidence the capacity of the signatory for Buyer.

                                     (vii)           That portion of the Purchase Price payable in cash at Closing.

                                     (viii)          Any other documents which Buyer is obligated to deliver to Seller pursuant to this Agreement.

          10.        Default.

                       (a)          Buyer Default. If Buyer shall have refused to complete Closing in accordance with this Agreement (other than pursuant to a right granted in this Agreement), then as Seller’s sole and exclusive remedy, the Earnest Money Deposit shall be paid to Seller by Escrow Agent and the Earnest Money Deposit shall be retained by Seller as liquidated damages and not as a penalty; provided, however, Seller agrees to give Buyer one (1) written notice of a Buyer default and two (2) business days following delivery of such notice to cure such default before Seller shall be entitled to retain the Earnest Money Deposit; and provided, further, such obligation of Seller to give Buyer such written notice and right to cure shall not be applicable at Closing if Seller shall have satisfied Seller’s conditions precedent to Closing set forth in Section 8(a). The receipt of the Earnest Money Deposit shall be Seller’s sole and exclusive remedy in the event of Buyer’s default hereunder, and Seller in such event hereby waives any right, unless Closing is completed, to recover the balance of the Purchase Price or any other amount. Seller and Buyer agree that the actual damages to Seller in the event of such breach are impractical to ascertain as of the date of this Agreement and the amount of the Earnest Money Deposit is a reasonable estimate thereof. If Seller shall retain the Earnest Money Deposit as liquidated damages, this Agreement shall be and become null and void. Nothing in this Section 10 shall limit Seller’s rights against Buyer or Buyer’s rights against Seller by reason of any indemnity obligations set forth in this Agreement all of which shall survive the termination of this Agreement.

                       (b)          Seller Default. Buyer agrees that Buyer’s sole and exclusive remedy for any default by Seller will be to either (i) terminate this Agreement and receive the Earnest Money Deposit, or (ii) to commence or maintain an action against Seller for specific performance under this Agreement. Any action against Seller for specific performance under this Agreement must be commenced by Buyer within thirty (30) days following the Closing Date. In no event (i.e., even upon the occurrence of a Seller default) may Buyer ever pursue, commence or maintain an action for, or otherwise collect, damages from Seller. Buyer may not pursue an action for specific performance or other equitable relief in the absence of a Seller default.

          11.        Notices; Computation of Periods.

                       (a)          Notices. All notices given by either party to the other shall be in writing and shall be sent either (i) by United States Postal Service registered or certified mail, postage prepaid, return receipt requested, (ii) by nationally recognized overnight courier service for next business day delivery, addressed to the other party at the following addresses listed below or (iii) via facsimile transmission to the facsimile numbers listed below; provided, however, that if such communication is given via facsimile, an original counterpart of such communication shall concurrently be sent in the manner specified in clause (ii) above. Addresses and facsimile numbers of the parties are as follows:

As to Seller:	Preston Royal Realty Company Attention: Jacqueline Miller Stewart 5959 Royal Lane, Suite 634-205 Dallas, Texas 75230 Telephone: 214/559-2740 Facsimile:214/521-4326

with a copy at the same time to:	Bell Nunnally & Martin LLP Attention: Jean Pierre Boyea 3232 McKinney Avenue, Suite 1400 Dallas, Texas 75204 Telephone: 214/740-1439 Facsimile: 214/740-5739

As to Buyer:	Tenel H. Tayar AmREIT Realty Investment Corporation 8 Greenway Plaza, Suite 1000 Houston, TX 77046 Telephone: 713-860-4941 Facsimile:713-850-0498 Email: ttayar@amreit.com

with a copy at the same time to:	T. Gaillard Uhlhorn Bass, Berry & Sims PLC The Tower at Peabody Place 100 Peabody Place, Suite 900 Memphis, TN 38103 Telephone: 901-543-5943 Facsimile: 901-543-5999 Email: guhlhorn@bassberry.com

With a copy to Escrow Agent: (if required)	Janine Barber Republic Title of Texas, Inc. Dallas Uptown Commercial 2626 Howell St,10th Floor Dallas, TX 75204 Telephone: (214) 855-8863 Facsimile: (214) 855-8898 Email: jbarber@republictitle.com or to such other address as the respective parties may hereafter designate by notice in writing in the manner specified above. Any notice may be given on behalf of any party by its counsel. Notices given in the manner aforesaid shall be deemed sufficiently served or given for all purposes under this Agreement upon the earliest of (i) actual receipt or refusal by the addressee, or (ii) one day following the date of delivery to a nationally recognized overnight courier service.

                       (b)          Computation of Periods. If the final day of any period of time in any provision of this Agreement falls upon a Saturday, Sunday or a holiday observed by federally insured banks in the State in which the Property is located or by the United States Postal Service, then, the time of such period shall be extended to the next day which is not a Saturday, Sunday or holiday. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period is so computed as to be included, unless such last day is a Saturday, Sunday or holiday in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or holiday.

          12.        Fire or Other Casualty.

                       (a)          Risk of Loss and Casualty Insurance. Prior to Closing, Seller shall have full risk of loss or damage with respect to the Property. Upon Closing, full risk of loss or damage with respect to the Property shall pass to Buyer. For purposes of this Section, “loss or damage” shall mean the following (i) any loss, damage, destruction or injury by fire, storm, accident, vandalism, flood or other casualty or hazard to the Property; and (ii) any condemnation, eminent domain or other similar proceeding. Seller agrees to maintain in effect until the Closing Date the fire and extended coverage insurance policies now in effect on the Property.

                       (b)          Casualty Damage. If the Property shall be damaged or destroyed by fire or other casualty or vandalism between the date of this Agreement and the Closing Date, subject to subparagraph (c) below, the obligation of Buyer to complete Closing under this Agreement shall in no way be voided or impaired, and Buyer shall be required to accept the Property in its then damaged conditioned without abatement of the Purchase Price. If any such damage or destruction occurs after the date of this Agreement, the proceeds of all fire and extended coverage insurance policies attributable to the Property received by Seller and not used by Seller for the repair of the Property (and Buyer hereby authorizes Seller to use the proceeds for such purpose) shall be disbursed by Seller to Buyer at Closing or thereafter immediately upon receipt by Seller and Seller shall also pay to Buyer at Closing the amount of any deductible; and all unpaid claims under such insurance policies attributable to the Property shall be assigned by Seller to Buyer on the date of Closing and there shall be no reduction in the Purchase Price by reason of such unpaid claim except that the Purchase Price shall be reduced by the amount of any deductible.

                       (c)          Right of Termination. Notwithstanding any of the preceding provisions of this Section 12, if the Property shall be substantially damaged by vandalism, fire or other insured casualty prior to the Closing Date, Buyer shall have the right to terminate this Agreement by written notice to Seller. Upon such termination, the Earnest Money Deposit shall be returned by Escrow Agent to Buyer, neither party shall have any further rights or obligations hereunder (except the indemnity obligations of Buyer to Seller and Seller to Buyer set forth in this Agreement which shall survive the termination of this Agreement), and this Agreement shall be null and void. Substantial damage shall mean such damage that would either (i) cost, in the reasonable judgment of Seller’s independent insurance adjuster, at least two percent (2%) of the Purchase Price to repair to its prior condition, (ii) permit any Major Tenant to terminate its Lease, or (iii) permit tenants with leases comprising an aggregate of 15,000 leased net rentable area of the Property to terminate their respective lease(s). If Buyer desires to terminate this Agreement pursuant to this subparagraph (c), Buyer must give a written notice of termination to Seller within ten (10) business days following Buyer’s receipt of Seller’s notice of the occurrence of the casualty and of Seller’s independent insurance adjuster’s reasonable estimate of the cost of repair.

          13.        Assignability.

                       (a)          Limited Assignment. Subject to the further limitations in subparagraph (b) below, prior to Closing Buyer may, without the prior written consent of Seller, assign this Agreement, and all, but not part, of Buyer’s rights under this Agreement, to an entity (i) which is qualified to do business in the State in which the Property is located, and (ii) which is directly or indirectly controlled by the entity owning all or substantially all of the interests in Buyer or is an investment fund of, or investment advisory client of, Buyer; provided, however, that such assignment shall not release or relieve Buyer of and from any liability or obligation under this Agreement, and Buyer shall continue to be primarily liable to Seller under this Agreement. No such assignment shall be effective, however, unless and until Buyer shall have furnished to Seller both an executed copy of the assignment and assumption agreement, in form reasonably satisfactory to Seller, by the assignee to assume, perform and be responsible, jointly and severally with the Buyer named herein, for the performance of all of the obligations of Buyer under this Agreement, and which contains a representation by the assignee that all of the representations and warranties made by Buyer in this Agreement are true and correct with respect to the assignee as of the date of the assumption agreement (or if the assignee is a different form of entity, the applicable representation shall be modified as appropriate). Seller shall have the right to rely in good faith on the genuineness and validity of the notice from Buyer of an assignment and to convey the Property to the assignee without liability to Buyer or any other person. Buyer shall indemnify and save Seller harmless from and against any such liability in connection with such conveyance to the assignee.

                       (b)          Prohibited Assignments. Notwithstanding the foregoing provisions of subparagraph (a), Buyer shall have no right to assign this Agreement (i) to any person who, or to any entity which, has as a direct or indirect majority owner a person with a felony criminal record or currently under a felony criminal indictment; or (ii) to any person who, or entity which, cannot make the Buyer OFAC representation.

                       (c)          Successors and Assigns. Except as provided in subparagraph (a), Buyer may not assign or suffer an assignment of this Agreement and its rights under this Agreement, without the prior written consent of Seller, which consent Seller may deny in its sole and absolute discretion. Subject to the foregoing limitations, this Agreement shall extend to, and shall bind, the respective heirs, executors, personal representatives, successors and assigns of Seller and Buyer.

          14.        Inspection Period.

                       (a)          Right to Inspect. Buyer, and Buyer’s agents and representatives, shall have the right, from time to time, between the Effective Date and 5:00 p.m., Central Standard Time, on November 2, 2012 (“Inspection Period”), during normal business hours, to enter upon the Property for the purpose of examining the financial and operating books and records relating to the Property maintained by or for the benefit of Seller, interviewing tenants of the Property and conducting such non-destructive physical engineering, feasibility and other studies and tests on or of the Property as Buyer considers to be appropriate (including a Phase I environmental assessment report and a structural engineering report, but excluding, without Seller’s prior written consent, any invasive testing), testing of machinery and equipment, taking of measurements, making of surveys and generally for the reasonable ascertainment of the physical condition of the Property; provided, however, that Buyer shall (i) give Seller at least one (1) business day prior notice of the time, place and purpose of such entry and permit a representative of Seller to accompany Buyer; (ii) restore any damage to the Property or any adjacent property caused by such actions; (iii) indemnify, defend and save Seller and, as the case may be, its partners, trustees, shareholders, directors, officers, employees and agents harmless of and from any and all liabilities which Seller and its partners, trustees, shareholders, directors, officers, employees and agents may suffer related to property damage or personal injury, to the extent caused by such entry and such activities; (iv) give Seller at least one (1) business day prior notice of the time and place of any tenant interview, and permit a representative of Seller to be present at each tenant interview; and (v) prior to entry onto the Property, furnish Seller with a certificate of general liability and property damage insurance maintained by Buyer with single occurrence coverage of at least $5,000,000.00 and naming Seller and its management agent as additional insureds. Notwithstanding the generality of the foregoing, Buyer agrees (i) not to conduct any tenant interviews on or before October 26, 2012, (ii) to provide at least one (1) business day prior notice to Seller of the tenants Buyer desires to interview (not to exceed tenants occupying in excess of 75% of the net leasable area of the Property) and (iii) to permit a representative of the Seller to be present at all tenant interviews. All such inspection rights shall be subject to the rights of tenants under the Existing Leases.

                       (b)          No Liens Permitted. Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Seller, express or implied by inference or otherwise, to any party for the performance of any labor or the furnishing of any materials to the Property or any part thereof, nor as giving Buyer any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any liens against the Property or any part thereof.

                       (c)          Assumption of the Existing Loan. Buyer and Seller agree that in connection with the sale of the Property, it shall be a condition precedent to the Closing obligations of Seller that Buyer either (i) assume the Existing Loan (the “Loan Assumption”), or (ii) prepay and/or defease the Existing Loan. Buyer shall make such election, and notify Seller in writing, before noon, Central Time, on November 2, 2012. If Buyer elects to assume the Existing Loan and is unable to obtain Lender Approval (as hereinafter defined) prior to Closing, Buyer shall nonetheless proceed to Closing, in which event Buyer shall prepay and/or defease the Existing Loan at Closing at Buyer’s sole expense.

                                     (i)           Assumption of the Existing Loan Documents. In connection with the Closing and, if Buyer so elects, the Loan Assumption, Buyer shall have the right to contact Lender regarding the Loan Assumption. Seller and Buyer agree to promptly furnish all applications and reasonable information requested by Lender, shall reasonably cooperate with Lender and each other in expediting the Loan Assumption approval process, and Buyer shall keep Seller closely advised of Buyer’s communication with Lender. In connection with the Loan Assumption, the parties will diligently pursue negotiations of an assumption agreement (and such other documents, instruments, certificates and/or legal opinions as may be required by Lender (collectively, the “Loan Assumption Documents”)). The Loan Assumption Documents shall provide a release of Seller in a form reasonably acceptable to Seller.

                                     (ii)          Assumption Fees. Buyer shall pay (a) any and all fees and charges associated with the Lender Approval; (b) any and all loan transfer fees and debt assumption fees due to Lender in connection with the Loan Assumption; and (c) any and all fees charged by Lender in connection with the drafting and negotiating of the Loan Assumption Documents. Each of Buyer and Seller shall pay their respective attorneys’ fees incurred in connection with the Loan Assumption.

                                     (iii)          Lender Approval. Lender’s conditional approval of the Loan Assumption, together with a final version of the Loan Assumption Documents providing for a full release of Seller from all obligations and liabilities with respect to the Loan first accruing from and after Closing, shall constitute “Lender Approval”. Buyer will deliver draft copies of the Loan Assumption Documents to Seller promptly after receipt from Lender and will deliver executed originals of the Loan Assumption Documents at Closing. Buyer shall be responsible for any and all prepayment fees and/or costs in connection with the payoff or defeasance of the Existing Loan including, without limitation, any prepayment fee.

                       (d)          Ground Lease Estoppel Letter. Buyer and Seller agree that in connection with the sale of the Property, it shall be a condition precedent to the Closing obligations of Seller and Buyer that Buyer obtain the Ground Lease Estoppel Letter. If the parties are unable to obtain the Ground Lease Estoppel Letter by the end of the Inspection Period, then either party may terminate this Agreement, the Earnest Money shall be returned to Buyer and neither party shall have any further liability hereunder (except for the indemnity obligations of Buyer to Seller and Seller to Buyer under this Agreement which shall survive termination of this Agreement). Seller and Buyer agree to promptly furnish all reasonable information requested by Ground Lessor, and shall reasonably cooperate with Ground Lessor in expediting the Ground Lessor approval process. In connection therewith, the parties will diligently pursue any reasonable changes to the form of Ground Lease Estoppel Letter requested by Ground Lessor. Each of Buyer and Seller shall pay their respective attorneys’ fees incurred in connection any negotiation of the form of Ground Lease Estoppel Letter. Neither Seller nor Buyer shall be obligated to pay incur any additional cost or expense in connection therewith. Seller will deliver a copy of the executed Ground Lease Estoppel Letter promptly after receipt from Ground Lessor and will deliver the executed original Ground Lease Estoppel Letter at Closing.

                       (e)          Right of Termination. If Buyer, in Buyer’s sole and absolute discretion, determines that it is not satisfied with the Property for any or no reason, or fails to obtain Lender’s consent to the assumption of the Existing Loan by Buyer, Buyer shall have the right on or prior to the expiration of the Inspection Period to terminate this Agreement. In the event that Buyer is satisfied with the Property and other matters contemplated herein and chooses to proceed with the transaction contemplated by this Agreement, Buyer will give Seller written notice (“Continuation Notice”) on or prior to the expiration of the Inspection Period. In the event that Buyer does not provide such Continuation Notice to Seller by the expiration of the Inspection Period, then Buyer will be deemed to have elected to terminate this Agreement pursuant to this Section 14(e). In such event, this Agreement shall immediately terminate (except for the indemnity obligations of Buyer to Seller and Seller to Buyer under this Agreement which shall survive termination of this Agreement) and the Earnest Money Deposit shall be returned to Buyer, as Buyer’s sole and exclusive remedy. Upon termination of this Agreement by Buyer, as a condition to the return of the Earnest Money Deposit, Buyer shall return the due diligence materials delivered by Seller to Buyer and shall furnish a copy of reports obtained by Buyer with respect to the Property to Seller.

                       (f)          Financing. Except for the provisions of this Agreement related to the assumption, prepayment or defeasance of the Existing Loan, there is no financing contingency to Buyer’s obligations under this Agreement.

          15.        Condemnation.

                       (a)          Taking. If any part of the Property shall be taken by exercise of the power of eminent domain after the date of this Agreement, subject to the provisions of subparagraph (b) below, this Agreement shall continue in full force and effect and there shall be no abatement of the Purchase Price. Seller shall be relieved, however, of its duty to convey title to the portion so taken, but Seller shall, on the Closing Date, assign to Buyer all rights and claims to any awards arising therefrom as well as any money theretofore received by Seller on account thereof net of any expenses to Seller, including reasonable attorneys’ fees of collecting the same. Seller shall promptly furnish Buyer with a copy of the declaration of taking promptly after Seller’s receipt thereof. If Seller fails to permit Buyer to approve the settlement of any condemnation claim and Buyer, in Buyer’s good faith reasonable judgment, determines that the final condemnation award will not adequately compensate for the portion of the Property lost as a result of such taking, then Buyer may terminate this Agreement by written notice to Seller no later than the fifth (5th) business day following Buyer’s receipt of notice of such final condemnation award.

                       (b)          Material Taking. If any taking a portion of the Property materially interferes with the use of the Property for the purposes for which it is currently used, Buyer may terminate this Agreement, by written notice to Seller and Escrow Agent within ten (10) days of Seller’s notice to Buyer of such a taking. Upon the giving of such termination notice, the Earnest Money Deposit shall be returned to Buyer by Escrow Agent and this Agreement shall become null and void, except for the indemnity obligations of Buyer to Seller and of Seller to Buyer set forth in this Agreement which will survive termination of this Agreement. If Buyer does not timely give notice of termination, Buyer shall be deemed to have waived its option contained in this Section 15(b) to terminate this Agreement, Buyer’s obligations under this Agreement shall remain in effect notwithstanding such condemnation and Buyer shall remain obligated to consummate the purchase in accordance with the terms of this Agreement; provided, however, that Seller shall, on the Closing Date (i) assign and remit to Buyer, and Buyer shall be entitled to receive and keep, the net proceeds of any award or other proceeds of such Material Taking which may have been collected by Seller as a result of such Material Taking less the reasonable expenses incurred by Seller in connection with such Taking, or (ii) if no award or other proceeds have been collected, deliver to Buyer an assignment of Seller’s right to any such award or other proceeds which may be payable to Seller as a result of such Material Taking. As used herein, the term “Material Taking” shall mean any taking or proposed taking by eminent domain which involves a taking of two percent (2%) or more of the leased area of the Property as determined by an independent appraiser chosen by Seller and Buyer, or which materially adversely affects access to the Property on a permanent basis, or causes the Property to be in violation of applicable zoning laws or parking requirements, which violation cannot be cured, or which permits any tenant to terminate its lease.

          16.        Brokers. Buyer represents and warrants to Seller that Buyer has dealt with no broker or other intermediary in connection with this transaction or the Property other than Seller’s Broker and Buyer’s Broker. Seller represents and warrants to Buyer that Seller has dealt with no broker or other intermediary in connection with this transaction or the Property other than Seller’s Broker and Buyer’s Broker. If any broker or other intermediary other than Seller’s Broker or Buyer’s Broker claims to have dealt with Buyer or Seller in connection with this transaction or the Property, to have introduced the Property to Buyer for sale, or to have been the inducing cause of the sale, the party under whom such broker or intermediary is claiming shall indemnify, defend and save the other party harmless of and from any claim for commission or compensation by such broker or other intermediary.

          17.        CONDITION OF PROPERTY.

                       (a)          NO WARRANTIES. THE ENTIRE AGREEMENT BETWEEN SELLER AND BUYER WITH RESPECT TO THE PROPERTY AND THE SALE THEREOF IS EXPRESSLY SET FORTH IN THIS AGREEMENT. THE PARTIES ARE NOT BOUND BY ANY AGREEMENTS, UNDERSTANDINGS, PROVISIONS, CONDITIONS, REPRESENTATIONS OR WARRANTIES (WHETHER WRITTEN OR ORAL AND WHETHER MADE BY SELLER OR ANY AGENT, EMPLOYEE OR PRINCIPAL OF SELLER OR ANY OTHER PARTY) OTHER THAN AS ARE EXPRESSLY SET FORTH AND STIPULATED IN THIS AGREEMENT OR IN THE DOCUMENTS CONTEMPLATED UNDER THIS AGREEMENT TO BE EXECUTED AT CLOSING. WITHOUT IN ANY MANNER LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES THAT, AS OF THE CLOSING DATE, IT AND ITS REPRESENTATIVES SHALL BE DEEMED TO HAVE FULLY INSPECTED THE PROPERTY, THE EXISTING LEASES AND ASSIGNED EXISTING AGREEMENTS, OR PURSUANT TO THIS AGREEMENT WILL BE PROVIDED WITH AN ADEQUATE OPPORTUNITY TO DO SO, ARE OR WILL BE FULLY FAMILIAR WITH THE FINANCIAL AND PHYSICAL (INCLUDING WITHOUT LIMITATION, ENVIRONMENTAL AND SOIL COMPACTION) CONDITION THEREOF, AND THAT THE PROPERTY, THE EXISTING LEASES AND ASSIGNED EXISTING AGREEMENTS WILL BE PURCHASED BY BUYER (SUBJECT IN ALL EVENTS AND CIRCUMSTANCES, AS TO THE PROPERTY, TO SELLER’S SPECIAL WARRANTY OF TITLE) IN AN “AS IS” AND “WHERE IS” CONDITION AND WITH ALL EXISTING DEFECTS AS A RESULT OF SUCH INSPECTIONS AND INVESTIGATIONS AND NOT IN RELIANCE ON ANY AGREEMENT, UNDERSTANDING, CONDITION, WARRANTY (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) OR REPRESENTATION MADE BY SELLER OR ANY AGENT, EMPLOYEE OR PRINCIPAL OF SELLER OR ANY OTHER PARTY (EXCEPT AS EXPRESSLY ELSEWHERE PROVIDED IN THIS AGREEMENT) AS TO THE FINANCIAL OR PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL AND SOIL COMPACTION) CONDITION OF THE PROPERTY OR THE AREAS SURROUNDING THE PROPERTY, AS TO ANY MATTER, INCLUDING WITHOUT LIMITATION AS TO ANY PERMITTED USE THEREOF, THE ZONING CLASSIFICATION THEREOF OR COMPLIANCE THEREOF WITH FEDERAL, STATE OR LOCAL LAWS, AS TO THE INCOME OR EXPENSE IN CONNECTION THEREWITH, AS TO WHETHER OR NOT ANY PORTION THEREOF IS IN THE FLOOD PLAIN, OR AS TO ANY OTHER MATTER IN CONNECTION THEREWITH. BUYER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN THE DOCUMENTS CONTEMPLATED UNDER THIS AGREEMENT TO BE EXECUTED AT CLOSING, NEITHER SELLER, OR ANY AGENT OR EMPLOYEE OF SELLER NOR ANY OTHER PARTY ACTING ON BEHALF OF SELLER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY SUCH AGREEMENT, CONDITION, REPRESENTATION OR WARRANTY EITHER EXPRESSED OR IMPLIED. THIS PARAGRAPH SHALL SURVIVE CLOSING, AND SHALL BE DEEMED INCORPORATED BY REFERENCE AND MADE A PART OF ALL DOCUMENTS DELIVERED BY SELLER TO BUYER IN CONNECTION WITH THE SALE OF THE PROPERTY.

                       (b)          CHANGE OF CONDITIONS. SUBJECT TO THE PROVISIONS OF THIS AGREEMENT, BUYER SHALL ACCEPT THE PROPERTY AT THE TIME OF CLOSING IN THE SAME CONDITION AS THE SAME ARE IN AS OF THE EXPIRATION OF THE

INSPECTION PERIOD, AS SUCH CONDITION SHALL HAVE CHANGED BY REASON OF NORMAL WEAR AND TEAR, DAMAGE BY FIRE OR OTHER CASUALTY AND VANDALISM. SUBJECT TO THE PROVISIONS OF THIS AGREEMENT, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER SPECIFICALLY ACKNOWLEDGES THAT THE FACT THAT ANY PORTION OF THE PROPERTY OR ANY EQUIPMENT OR MACHINERY THEREIN OR ANY PART THEREOF MAY NOT BE IN WORKING ORDER OR CONDITION AT THE CLOSING DATE BY REASON OF NORMAL WEAR AND TEAR OR DAMAGE BY FIRE OR OTHER CASUALTY OR VANDALISM, OR BY REASON OF ITS PRESENT CONDITION, SHALL NOT RELIEVE BUYER OF ITS OBLIGATION TO COMPLETE CLOSING UNDER THIS AGREEMENT AND PAY THE FULL PURCHASE PRICE. NOTWITHSTANDING THAT, EXCEPT AS PROVIDED IN THIS AGREEMENT, SELLER HAS NO OBLIGATION TO MAKE ANY REPAIRS OR REPLACEMENTS REQUIRED BY REASON OF NORMAL WEAR AND TEAR, FIRE OR OTHER CASUALTY, OR VANDALISM, SELLER MAY, AT ITS OPTION, MAKE ANY SUCH REPAIRS AND REPLACEMENTS PRIOR TO THE CLOSING DATE IF SELLER BELIEVES SUCH REPAIRS AND REPLACEMENTS ARE NECESSARY, DESIRABLE OR LEGALLY REQUIRED TO PROTECT THE PROPERTY.

                    (c)     Condition of Delivery. Seller has, subject to subparagraph (d) below, no obligation to deliver the Property in a “broom clean” condition if it is currently not in broom clean condition, and at Closing Seller may leave in the Property all items of personal property and equipment, partitions and debris as are now presently therein.

                    (d)     Seller Operation of the Property. Notwithstanding the foregoing provisions of this Section 17, between the date of the execution of this Agreement and the Closing Date, Seller shall, subject to the limitations and other provisions hereof, continue to lease and operate the Property in a manner consistent with leasing and operation on the date of this Agreement, shall comply in all material respects with Seller’s obligations under the Existing Leases and Assigned Existing Agreements, and shall perform all customary repairs (and emergency repairs, to the extent necessary to remedy the emergency) to the Property as Seller has customarily previously performed to maintain them in the same condition or better as they are as of the date of the expiration of the Inspection Period, as said condition shall be changed by normal wear and tear, damage by fire or other casualty, or vandalism. Seller shall maintain all insurance which is in effect as of the date this Agreement through the Closing Date.

                    (e)     RELEASE. WITHOUT LIMITING THE PROVISIONS OF SUBPARAGRAPH (a) ABOVE AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, BUYER HEREBY RELEASES SELLER AND (AS THE CASE MAY BE) SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, TRUSTEES, PARTNERS, EMPLOYEES, MANAGERS AND AGENTS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTIONS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES WHETHER THE SUIT IS INSTITUTED OR NOT) WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR CONTINGENT (HEREINAFTER COLLECTIVELY CALLED THE “CLAIMS”) ARISING FROM OR RELATING TO (i) ANY DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF THE PROPERTY WHETHER THE SAME ARE THE RESULT OF NEGLIGENCE, OR OTHERWISE, OR (ii) ANY OTHER CONDITIONS, INCLUDING ENVIRONMENTAL AND OTHER PHYSICAL CONDITIONS, AFFECTING THE PROPERTY WHETHER THE SAME ARE A RESULT OF NEGLIGENCE OR OTHERWISE. THE RELEASE SET FORTH IN THIS SECTION SPECIFICALLY INCLUDES, WITHOUT LIMITATION, ANY CLAIMS (INCLUDING INDEMNITY AND CONTRIBUTION CLAIMS) UNDER ANY ENVIRONMENTAL LAWS OF THE UNITED

STATES, THE STATE IN WHICH THE PROPERTY IS LOCATED OR ANY POLITICAL SUBDIVISION THEREOF OR UNDER THE AMERICANS WITH DISABILITIES ACT OF 1990, AS ANY OF THOSE LAWS MAY BE AMENDED FROM TIME TO TIME AND ANY REGULATIONS, ORDERS, RULES OF PROCEDURES OR GUIDELINES PROMULGATED IN CONNECTION WITH SUCH LAWS, REGARDLESS OF WHETHER THEY ARE IN EXISTENCE ON THE DATE OF THIS AGREEMENT. BUYER ACKNOWLEDGES THAT BUYER HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF BUYER’S SELECTION AND BUYER IS GRANTING THIS RELEASE OF ITS OWN VOLITION AND AFTER CONSULTATION WITH BUYER’S COUNSEL.

                    (f)     Seller Reports. Buyer acknowledges that Seller makes no warranties or representations regarding the adequacy, accuracy or completeness of the Seller’s Reports or other documents relating to the Seller’s Reports, if any, and Buyer shall have no claim against Seller based upon the Seller’s Reports or such other documents relating to the Seller’s Reports. Buyer further acknowledges that Buyer has had full opportunity to perform such environmental and engineering investigations as Buyer deems appropriate prior to entering into this Agreement or shall have such opportunity during the Inspection Period, and Buyer obtained or shall obtain, at Buyer’s option, its own environmental and engineering reports of the Property.

                    (g)     Effect of Disclaimers. Buyer acknowledges and agrees that the Purchase Price has been negotiated to take into account that the Property are being sold subject to the provisions of this Section 17.

          18.     Survival of Provisions.

                    (a)     Acceptance by Buyer of the Seller’s Deliveries at Closing shall constitute an acknowledgment by Buyer of full performance by Seller of all of Seller’s obligations under this Agreement, except for those expressly set forth in this Agreement which will expressly survive Closing.

                    (b)     Buyer’s obligations under this Agreement which expressly require performance or observance after the Closing Date shall survive Closing, notwithstanding any presumption to the contrary.

                              (i)     Notwithstanding any provision to the contrary set forth in this Agreement, the warranties and representations of Seller (all herein called the “Surviving Warranties”) shall survive Closing under this Agreement until six (6) months following the Closing Date.

                              (ii)    If Buyer (A) obtains actual knowledge that any of the Surviving Warranties are breached prior to the Closing Date, (B) contemporaneously gives written notice of such breach to Seller, and (C) Seller, using commercially reasonable efforts, is unable to cure such breach within fifteen (15) following Seller’s receipt of such notice, then Buyer’s sole right and remedy shall be to terminate this Agreement by giving to Seller written notice of such termination on or prior to the Closing Date. In any such event, the Closing Date shall be extended to the end of such cure period. Upon the giving of such termination notice, the Earnest Money Deposit shall be returned to Buyer by Escrow Agent and this Agreement shall become null and void, except for the indemnity obligations of Buyer to Seller and of Seller to Buyer set forth in this Agreement which will survive termination of this Agreement. If Buyer fails to give such written termination notice to Seller prior to Closing, Buyer shall be deemed to have waived any right or remedy (including, without limitation, any right under this Agreement to terminate this Agreement) against Seller by reason of the breach of such warranty.

                              (iii)   Subsequent to Closing, Seller shall have no liability to Buyer by reason of a breach or default of any of the Surviving Warranties, unless Buyer shall have given to Seller written notice (“Warranty Notice”) of such breach or default within six (6) months after the Closing Date, and shall have given to Seller an opportunity to cure any such breach or default within a reasonable period of time after Buyer’s learning of such breach of warranty. In no event shall Seller’s aggregate liability to Buyer by reason of any one or more breaches or defaults of any covenants, indemnities, representations, warranties or other breaches under this Agreement or any document delivered by Seller to Buyer at Closing exceed $620,000.00 (such liability will be subject to floor of $50,000.00) and Buyer will have no right to rescind this Agreement. Any litigation to enforce any Surviving Warranty must be commenced on or before six (6) months following the Closing Date, and if not commenced on or before such date, Buyer shall be deemed to have waived its claims for such breach or default.

          19.     Limited Liability.

                    (a)     Except as expressly provided in Section 19(b), the obligations of Seller under this Agreement or directly or indirectly arising out of this Agreement shall be limited solely to Seller’s interest in the Property and neither Buyer nor any one else claiming by or through Buyer shall have any claim against any other asset of Seller or any partner of Seller.

                    (b)     Seller covenants that until six (6) months following the Closing Date, Seller shall maintain its legal existence. If no claim has been made by Buyer against Seller prior to six (6) months following the Closing Date, Seller may dissolve its legal existence. If a claim has been made by Buyer against Seller prior to six (6) months following the Closing Date, Seller shall maintain its legal existence until Buyer’s claim is resolved or finally determined by a court of competent jurisdiction. Buyer may seek actual damages (but not consequential, exemplary or punitive damages) up to, but not in excess of, the amount of $620,000.00, for Seller’s breach of the provisions of this Agreement that survive Closing or for Seller’s breach of its obligations under the documents executed by Seller and delivered to Buyer at Closing, if and only if all of the conditions to Buyer’s recovery right set forth below occur. No suit may be brought which is commenced after six (6) months following the Closing Date, nor may any suit be brought that does not satisfy all of the following conditions (with the burden of proving that such conditions have been satisfied falling on Buyer):

                              (i)     Buyer first becomes aware of such breach after the Closing Date;

                              (ii)    Buyer provides the Warranty Notice on or before six (6) months following the Closing Date; and

                              (iii)   If Buyer’s claim is for a breach of any of Seller’s warranties or representations contained in Section 6(a) made by Seller to the standard of knowledge, Seller must have known that the warranty or representation was inaccurate at the time made.

          This Section 19(b) shall survive Closing.

                    (c)     This limitation of liability provision is a material inducement for Seller to enter into this Agreement, and but for this provision Seller would not have entered into this

Agreement.

          20.     Miscellaneous.

                    (a)     Captions or Headings; Interpretation. The captions or headings of the sections, paragraphs, and subparagraphs of this Agreement are for convenience only, and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement. Wherever in this Agreement the singular number is used, the same shall include the plural and vice versa and the masculine gender shall include the feminine gender and vice versa as the context shall require.

                    (b)     Amendments and Waivers. No change, alteration, amendment, modification or waiver of any of the terms or provisions of this Agreement shall be valid, unless the same shall be in writing and signed by Buyer and Seller.

                    (c)     No Rule of Construction. This Agreement has been negotiated at arms length by both Seller and Buyer, and no rule of construction shall be invoked against either party with respect to the authorship thereof or of any of the documents to be delivered by the respective parties at Closing.

                    (d)     Counterparts. This Contract may be executed in multiple counterparts each of which shall be deemed an original but together shall constitute one agreement.

                    (e)     Applicable Law. This Agreement shall be governed and construed according to the laws of the State in which the Property is located.

                    (f)     Right to Waive Conditions or Contingency. Either party may waive any of the terms and conditions of this Agreement made for its benefit provided such waiver is in writing and signed by the party waiving such term or condition.

                    (g)     Partial Invalidity. If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable, at any time or to any extent, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby. Each term, covenant, condition and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

                    (h)     Confidentiality. Except for Buyer’s disclosure to its investors, attorneys, accountants, consultants, potential lenders and potential partners, Seller and Buyer agree to keep this Agreement confidential and not make any public announcements or disclosures with respect to the subject matter of this Agreement without the written consent of the other party. This provision shall survive Closing unless Seller or Buyer is required to disclose such matter by law or for purposes of regulatory compliance.

                    (i)     Property Excluded. This sale does not include, and Seller shall remove from the Property prior to Closing, the items of personal property listed on Exhibit 20(i) attached hereto. Prior to the Closing Date, Seller shall repair in a reasonable manner, all holes and other damage to the building directly resulting from the removal by Seller from the building of the items of property not included in this sale.

                    (j)     Agreement Not To Be Recorded. This Agreement shall not be filed of record by or on behalf of Buyer in any office or place of public record. If Buyer fails to comply with the terms hereof by recording or attempting to record this Agreement or a notice thereof, such act shall not operate to bind or cloud the title to the Property. Seller shall, nevertheless, have the right forthwith to institute appropriate legal proceedings to have the same removed from record. If Buyer or any agent, broker or counsel acting for Buyer shall cause or permit this Agreement or a copy thereof to be filed in an office or place of public record, Seller, at its option, and in addition to Seller’s other rights and remedies, may treat such act as a default of this Agreement on the part of Buyer. However, the filing of this Agreement in any lawsuit or other proceedings in which such document is relevant or material shall not be deemed to be a violation of this paragraph.

                    (k)    Time of the Essence. Time, wherever specified herein for the performance by Seller or Buyer of any of their respective obligations hereunder (including, without limitation the time deadline for Buyer’s delivery of the Earnest Money Deposit under Section 2.2 and Buyer’s delivery of a Continuation Notice under Section 14), is hereby made and declared to be of the essence of this Agreement.

                    (l)     Attorneys’ Fees. If either party commences legal proceedings for any relief against the other party arising out of this Agreement or any documents, agreements, exhibits or certificates contemplated hereby, the losing party shall pay the prevailing party’s reasonable attorneys’ fees upon final settlement, judgment or appeal thereof.

                    (m)    Jury Trial. Seller and Buyer each hereby knowingly and unconditionally waive any and all right to demand a jury trial in any action for the interpretation or enforcement of this Agreement.

                    (n)     No Partnership. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between the parties or their successors in interest or permitted assigns.

                    (o)     Post Closing Audit.

                              (i)     Following Closing, at the request of Buyer, and at Buyer’s expense, Seller shall make available to Buyer the historical financial information (including any underlying documentation) in Seller’s possession regarding the operation of the Property to the extent required by Buyer or its successors in order to prepare stand-alone audited financial statement for such operations and in accordance with generally accepted accounting principles, as of the end of the fiscal year 2012 and any required subsequent date or period, and to cooperate (at Buyer’s expense) with Buyer and any auditor engaged by Buyer for such purpose. Seller has no obligation to incur any expense or assume any liability as a result of such cooperation and Buyer agrees to indemnify, protect, defend and hold Seller harmless from any liability with respect thereto. Seller shall, without liability, recourse or cost to Seller, provide to Buyer’s designated independent auditor the Audit Representation Letter.

          In addition, Seller covenants and agrees to cooperate reasonably with Buyer’s accounting auditors in relation to a Rule 3-14 of the Securities and Exchange Commission Regulation S-X audit for significant transactions. Such cooperation will require access to accounting records of Seller only with respect to the Property. To the extent necessary for Buyer to comply with such Rule 3-14, Seller will make representations to the auditor about the accounting records to the extent that they are no more onerous than the representations already made about such records by Seller in this Agreement and do not expand the liability of Seller beyond Seller’s liability under this Agreement. Completion of this audit will not be required before Closing and will not affect the Closing Date. Notwithstanding the foregoing, Seller shall not be obligated to incur any third party cost or expense in connection with the examination of Seller’s accounting records or such audit, and Buyer shall be solely responsible for such costs and expenses.

                              (ii)    Buyer shall cooperate with Seller after Closing, at no cost to Buyer, in case of Seller’s need in response to any legal requirement, a tax audit, tax return preparation or litigation threatened or brought against Seller, by allowing Seller and its agents or representatives access, upon reasonable advance notice (which notice shall identify the nature of the information sought by Seller), at all reasonable times to examine and make copies of any and all instruments, files and records.

                    (p)     Facsimile or .pdf. Signatures to this Agreement transmitted by telecopy or email (.pdf) shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or emailed signature and shall accept the telecopied or emailed signature of the other party to this Agreement.

                    (q)     Section 1031 Exchange. Seller acknowledges that Buyer may effect a like-kind exchange under Section 1031 of the Code. Accordingly, Seller agrees that it will cooperate with Buyer to effect a tax-free exchange in accordance with the provisions of Section 1031 of the Code and the regulations promulgated with respect thereto. Buyer shall be solely responsible for any additional fees, costs or expenses incurred in connection with the like-kind exchange contemplated by this paragraph, and Seller shall not be required to incur any debt, obligation or expense in accommodating Buyer hereunder. In no event shall Buyer’s ability or inability to effect a like-kind exchange, as contemplated hereby, in any way delay the Closing or relieve Buyer from its obligations and liabilities under this Agreement. Buyer hereby agrees to indemnify and hold harmless Seller from any liability, losses or damages incurred by Seller in connection with or arising out of the Section 1031 like-kind exchange, including but not limited to any tax liability.

                    (r)     Escrow Agent. By their execution and delivery of this Agreement, Buyer and Seller acknowledge and confirm that under certain circumstances deposits (including the funds subject to this Agreement) may not be insured or fully insured by the Federal Deposit Insurance Corporation (“FDIC”). Each party has made its own analysis of FDIC insurance regulations affecting, or potentially affecting, the funds subject to this Agreement and is not relying upon any advice from Escrow Agent as to FDIC matters. Buyer and Seller understand and agree that Escrow Agent is holding the escrow funds as agent and that the funds are not trust funds. Simultaneously with final disbursement of the escrow funds pursuant to this Agreement, Escrow Agent shall be released of all liability and responsibility under this Agreement. Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine. Escrow Agent may assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof, has been duly authorized to do so. Escrow Agent undertakes and agrees to perform only such duties as expressly set forth herein. The duty of Escrow Agent hereunder shall be limited to the safe keeping of the escrow funds and the disposition of same in accordance with the provisions hereof. Escrow Agent shall have the right, but not the obligation, to require a written statement signed by Buyer and Seller confirming satisfaction of all conditions precedent to disbursement of funds hereunder and authorizing disbursement of said funds, together with accrued interest, if any. All notices to or from Escrow Agent shall be in writing. Buyer and Seller hereby release Escrow Agent from any losses incurred with respect to funds deposited hereunder by reason of the absence of or insufficiency of FDIC insurance with respect to such funds. Buyer and Seller acknowledge that Escrow Agent has entered into this Agreement at their specific request and, in order to induce Escrow Agent to accept said escrow, do hereby agree to indemnify and hold Escrow Agent harmless from all loss, cost and expense, including reasonable attorneys’ fees and court costs, which it may suffer or incur as a result of acting as Escrow Agent under this Agreement, including, without limitation, claims arising with respect to the absence or insufficiency of FDIC insurance for funds subject to this Agreement. In the event of any dispute as to the disbursement of escrow funds or any claim thereto by any party or person, Escrow Agent shall have the right to bring a suit in interpleader in the Circuit Court for Dallas County, Texas naming the parties to this Agreement and any other parties as may be appropriate in the opinion of Escrow Agent. Buyer and Seller shall indemnify and hold harmless Escrow Agent from all costs, including attorneys’ fees, in connection with such interpleader action. Upon the filing of said suit and deposit of the balance of escrow funds in the registry of the Court, Escrow Agent shall have the right to withdraw from said suit, and all obligations of Escrow Agent shall cease and terminate.

[SEE SIGNATURES ON THE FOLLOWING PAGES]

          IN WITNESS WHEREOF, the parties hereto, intending legally to be bound hereby, have executed this Agreement as of the Effective Date.

SELLER:

PRESTON ROYAL REALTY COMPANY,
a Texas joint venture
By:	SC Preston Royal, Ltd.,
a Texas limited partnership,
Joint Venturer
	By:	SC Preston Royal GP, Inc.,
a Texas corporation,
Managing Partner

		By:	/s/ Jacqueline Miller Stewart
Jacqueline Miller Stewart,
Vice President

Tax Identification No: 75-1002194

BUYER:

AMREIT REALTY INVESTMENT CORPORATION,
a Texas corporation

	By:	/s/ Chad Braun

	Name:	Chad Braun

	Title:	Vice President

ESCROW AGENT’S AGREEMENT

          1.          Duties. Escrow Agent joins herein for the purpose of agreeing to comply with the terms hereof insofar as they apply to Escrow Agent. Escrow Agent shall receive and hold the Earnest Money Deposit in trust, to be disposed of in accordance with the provisions of this joinder and the foregoing Agreement. The Earnest Money Deposit shall be invested by Escrow Agent in an interest bearing account at a national bank reasonably acceptable to Seller, Buyer and Escrow Agent having assets in excess of one billion dollars.

          2.          Indemnity. Escrow Agent shall not be liable to any party except for claims resulting from the negligence or willful misconduct of Escrow Agent. If any escrow is the subject of any controversy or litigation, the parties to the Agreement shall jointly and severally indemnify and hold Escrow Agent harmless from and against any and all loss, cost, damage, liability or expense, including costs of reasonable attorneys’ fees to which Escrow Agent may be put or which Escrow Agent may incur by reason of or in connection with such controversy or litigation, except to the extent it is determined that such controversy or litigation resulted from Escrow Agent’s negligence or willful misconduct. If the indemnity amounts payable hereunder result from the fault of Buyer or Seller (or their respective agents), the party at fault shall pay and hold the other party harmless against such amounts.

          3.          Conflicting Demands. If conflicting demands are made upon Escrow Agent or if Escrow Agent is uncertain with respect to any escrow, the parties to the Agreement expressly agree that Escrow Agent shall have the absolute right to do either or both of the following: (i) withhold and stop all proceedings in performance of any escrow and await settlement of the controversy by final appropriate legal proceedings or otherwise as it may require; or (ii) file suit for declaratory relief and/or interpleader and obtain an order from the court requiring the parties to interplead and litigate in such court their several claims and rights between themselves. Upon the filing of any such declaratory relief or interpleader suit and tender of the Earnest Money Deposit to the court, Escrow Agent shall thereupon be fully released and discharged from any and all obligations to further perform the duties or obligations imposed upon it. Buyer and Seller agree to respond promptly in writing to any request by Escrow Agent for clarification, consent or instructions. Any action proposed to be taken by Escrow Agent for which approval of Buyer and/or Seller is requested shall be considered approved by the particular party if Escrow Agent does not receive written notice of disapproval within five (5) business days after a written request for approval is received by the party whose approval is being requested the other party and Escrow Agent. Escrow Agent shall not be required to take any action for which approval of Buyer and/or Seller has been sought unless such approval has been received. No notice by Buyer or Seller to Escrow Agent of disapproval of a proposed action shall affect the right of Escrow Agent to take any action as to which such approval is not required.

REPUBLIC TITLE OF TEXAS, INC. (“Escrow Agent”)

By:	/s/ Janine N. Barber
Its Authorized Agent

Date:	October 12, 2012

BUYER’S BROKER’S AGREEMENT

          1.          For and in consideration of the foregoing Purchase and Sale Agreement, Buyer and Venture Commercial Real Estate, LLC (“Buyer’s Broker”), agree that the Buyer’s Broker shall be entitled to be paid a commission, as its sole compensation for the Purchase and Sale Agreement and the sale of the Property, in an amount set forth in a separate agreement. The commission shall be payable only if, as and when Closing is completed and the Closing payment is paid to Buyer. Buyer’s Broker agrees that it shall not be entitled to any commission if Seller or Buyer terminates the Purchase and Sale Agreement or defaults thereunder.

          2.          Buyer’s Broker represents and warrants that Buyer’s Broker is a licensed real estate broker in the State of Texas.

          3.          Buyer’s Broker agrees to treat the Purchase and Sale Agreement and the sale of the Property as confidential.

          4.          Buyer’s Broker hereby irrevocably waives any rights Buyer’s Broker may have to file a lien or other encumbrance of any type against all or any portion of the Property for payment of Buyer’s Broker’s commission or other compensation.

          5.          Buyer’s Broker agrees not to disclose the Purchase Price.

          IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

Date: October 12, 2012.

BUYER’S BROKER:

VENTURE COMMERCIAL REAL ESTATE, LLC

By:	/s/ John P. Zikas
Name:	John P. Zikas
Title:	Partner

SELLER’S BROKER’S AGREEMENT

          1.          For and in consideration of the foregoing Purchase and Sale Agreement, Seller and Henry S. Miller Interests, Inc. (“Seller’s Broker”), agree that the Seller’s Broker shall be entitled to be paid a commission, as its sole compensation for the Agreement of Sale and the sale of the Property, in the amount of one percent (1%) of the Purchase Price. The commission shall be payable only if, as and when Closing is completed and the Closing payment is paid to Seller. Seller’s Broker agrees that it shall not be entitled to any commission if Seller or Buyer terminates the Purchase and Sale Agreement or defaults thereunder.

          2.          Seller’s Broker represents and warrants that Seller’s Broker is a licensed real estate broker in the State of Texas.

          3.          Seller’s Broker agrees to treat the Purchase and Sale Agreement and the sale of the Property as confidential.

          4.          Seller’s Broker hereby irrevocably waives any rights Seller’s Broker may have to file a lien or other encumbrance of any type against all or any portion of the Property for payment of Seller’s Broker’s commission or other compensation.

          5.          Seller’s Broker agrees not to disclose the Purchase Price.

          IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

Date: October 12, 2012.

SELLER’S BROKER:

HENRY S. MILLER INTERESTS, INC.

By:	/s/ Jacqueline Miller Stewart
Name:	Jacqueline Miller Stewart
Title:	President

List of Exhibits

Exhibit 1.2	Assignment and Assumption Agreement
Exhibit 1.3	Assignment and Assumption of Ground Lease
Exhibit 1.4	Assigned Existing Agreements
Exhibit 1.5	Audit Representation Letter
Exhibit 1.6	Bill of Sale
Exhibit 1.7	Buyer’s Broker and Buyer’s Participating Brokers
Exhibit 1.19	Existing Loan Documents
Exhibit 1.21	FIRPTA Certification
Exhibit 1.23	Ground Lease Estoppel Letter
Exhibit 1.32	Schedule of Major Tenants
Exhibit 1.39(a)	Legal Description of Fee Parcel
Exhibit 1.39(b)	Legal Description of Leasehold Parcel
Exhibit 1.40	Rent Roll
Exhibit 1.46	Special Warranty Deed
Exhibit 1.48	Tenant Estoppel Letter
Exhibit 1.50	Tenant Notice
Exhibit 1.56	Update Certificate
Exhibit 4(a)	Tenant Inducement Costs and Leasing Commissions
Exhibit 5(a)(ii)	Rent Arrearages
Exhibit 6(a)(iv)	Litigation
Exhibit 20(i)	Personal Property

EXHIBIT 1.2

Assignment and Assumption Agreement

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS	§

          THAT, PRESTON ROYAL REALTY COMPANY, a Texas joint venture (“Assignor”), hereby transfers, assigns and sets over unto ____________ ____________(“Assignee”), all of Assignor’s right, title and interest, if any, in and to any and all Existing Leases and Assigned Existing Agreements set forth on Schedule 1 attached hereto and made a part hereof (collectively, the “Assigned Contracts”), and to the extent assignable without expense to Assignor, the interest of Assignor in and to tenant lease files and correspondence relating to the Existing Leases, plans and specifications with respect to the Property, promotional materials with respect to the leasing of space within the Property, warranties and guaranties relating to any of the other property to be conveyed pursuant to the Purchase and Sale Agreement (as hereinafter defined), licenses and permits relating to the Property, and all other property to be conveyed pursuant to the Purchase and Sale Agreement, all as defined in that certain Purchase and Sale Agreement (the “Purchase and Sale Agreement”) dated as of October ___, 2012, between Assignor and Assignee.

          TO HAVE AND TO HOLD the Assigned Contracts, subject to all applicable exceptions (collectively, the “Permitted Exceptions”) set forth in that certain Special Warranty Deed and Assignment and Assumption of Ground Lease, each dated of even date hereof executed by Assignor to Assignee, together with any and all security and other tenant deposits and rights and appurtenances thereto in anywise belonging to Assignor, unto Assignee, its successors, legal representatives and assigns FOREVER.

          Except as otherwise expressly provided in Section 4(a) of the Purchase and Sale Agreement, Assignor agrees to reimburse Assignee for any loss, cost, damage or expense arising from or in connection with (a) any liabilities or obligations of the landlord and/or owner under the Assigned Contracts, including, without limitation, any liability for the payment of leasing or other commissions attributable thereto, arising during Assignor’s period of ownership (but not prior thereto), and (b) security and other tenant deposits not transferred to Assignee, and Assignor shall be solely liable for such liabilities and obligations.

          Except as otherwise expressly provided in Section 4(a) of the Purchase and Sale Agreement, Assignee assumes all Assignor’s obligations and liabilities under the Assigned Contracts arising from and after the date hereof, acknowledges receipt and sole liability for the return of all security and other tenant deposits (to the extent delivered by Assignor to Assignee), and agrees to reimburse Assignor for any loss, cost, damage or expense arising from or in connection with any liabilities or obligations of the landlord and/or owner under the Assigned Contracts, including any liability for the payment of leasing or other commissions attributable thereto, arising from and after the date hereof, and Assignee shall be solely liable for such liabilities and obligations. This instrument may be executed in multiple counterparts, each of which shall be deemed an original but together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, this instrument has been executed as of (but not necessarily on) this ___ day of _________________, 2012.

ASSIGNOR:

PRESTON ROYAL REALTY COMPANY,
a Texas joint venture

By:	SC Preston Royal, Ltd.,
a Texas limited partnership,
Joint Venturer

	By:	SC Preston Royal GP, Inc.,
a Texas corporation,
Managing Partner

By:

Jacqueline Miller Stewart,
Vice President

ASSIGNEE:

By:

Name:
Title:

SCHEDULE 1

List of Existing Leases and Assigned Existing Agreements

EXHIBIT 1.3

Assignment and Assumption of Ground Lease

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS	§

          THIS ASSIGNMENT AND ASSUMPTION OF GROUND LEASE (this “Agreement”) is made as of the ________ day of __________, 2012, by and between PRESTON ROYAL REALTY COMPANY, a Texas joint venture (“Assignor”) and ___________________, a ______________________ (“Assignee”).

RECITALS

          WHEREAS, Assignor has succeeded to the leasehold interest of the lessee under that certain Agreement of Lease (the “Ground Lease”) more particularly described on Exhibit A attached hereto and made a part hereof for all purposes, covering certain real property (the “Property”) in Dallas County, Texas, more particularly described on Exhibit B attached hereto and made a part hereof for all purposes;

          WHEREAS, the Property is subject to those matters more particularly described in Exhibit C attached hereto and made a part hereof for all purposes (but only if and to the extent currently enforced and applicable) (collectively, the “Permitted Exceptions”); and

          WHEREAS, Assignor desires to assign Assignor’s leasehold interest under the Ground Lease to Assignee, and Assignee desires to accept such assignment, on the terms and conditions hereinafter set forth.

AGREEMENT

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Assignor by these presents does hereby SELL, ASSIGN, TRANSFER and CONVEY unto Assignee, its successors and assigns, Assignor’s right, title and interest in and to the Ground Lease, together with Assignor’s right, title and interest in and to all buildings, improvements, fixtures and personal property, owned or leased by Assignor, situated on the Property.

          TO HAVE AND TO HOLD, the same, together with all and singular the rights, privileges, appurtenances and immunities thereto belonging or in otherwise appertaining onto Assignee and Assignee’s successors and assigns forever, Assignor hereby covenanting that Assignor’s right, title and interest in and to the Ground Lease is free and clear from any encumbrance done or suffered by Assignor other than the Permitted Exceptions; and that Assignor will warrant and defend the title to be Asignor’s right, title and interest in and to the Ground Lease onto Assignee and Assignee’s successors and assigns forever, against the lawful claims and demands of all persons claiming by, through or under Assignor, but not otherwise.

          Assignee, by its acceptance hereof, hereby assumes and promises to pay and perform all covenants, agreements and obligations of Assignor as lessee under the Ground Lease from and after the date hereof. Without limiting the generality of the foregoing, Assignee hereby assumes and agrees to pay ad valorem real estate taxes and assessments with respect to the 2013 calendar year and subsequent calendar years, not yet due and payable, each to the extent attributable to all or any portion of the Property.

          IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first written above.

ASSIGNOR:

PRESTON ROYAL REALTY COMPANY, a Texas joint venture

By:	SC Preston Royal, Ltd., a Texas limited partnership, Joint Venturer

	By:	SC Preston Royal GP, Inc., a Texas corporation, Managing Partner

By:
Jacqueline Miller Stewart, Vice President

ASSIGNEE:

By:
Name:
Title:

EXHIBIT 1.4

Assigned Existing Agreements

Waste Management of Texas Inc.

Dallas Valet Services, Inc.

Ambius LLC

G Systems Pest Management

Maintenance of America, Inc.

Sylvania Lighting Services Corp.

The Landscape Partners

Whelan Security Co.

EXHIBIT 1.5

Audit Representation Letter

(Acquisition Completion Date)

Dear Sirs:

We are writing at your request to confirm our understanding that your audit of the shopping center operations of “_______________________” for the twelve months ended ________________, was made for the purpose of complying with the Securities and Exchange Commission Regulation S-X, subsection 210.3-14 “Special Instructions for Real Estate Operations to Be Acquired”. In connection with your audit we confirm, to the best of our knowledge and belief, the following representations made to you during your audit:

1.

We have made available to you all financial records and related data for the period under audit. We acknowledge that we are responsible for providing a complete set of financial records and related data sufficient to make a determination of the shopping center operations for the twelve month period ended ____________________.

2.	There have been no undisclosed:

	a.	Irregularities involving any member of management or employees who have significant roles in the internal control structure.

	b.	Irregularities involving other persons that could have a material effect on the financial records and related data.

	c.	Violations or possible violations of laws or regulations, the effects of which should be considered for disclosure in the financial records and related data.

3.	There are no undisclosed:

	a.	Unasserted claims or assessments that our lawyers have advised us are probable of assertion and must be disclosed in accordance with Statement of Financial Accounting Standards No. 5 (SFAS No.5).

	b.	Material gain or loss contingencies (including oral and written guarantees) that are required to be accrued or disclosed by SFAS No. 5.

	c.	Material transactions that have not been properly recorded in the financial records and related data.

	d.	Material undisclosed related party transactions and related amounts receivable or payable, including sales, purchases, loans, transfers, leasing arrangements, and guarantees.

	e.	Events that have occurred subsequent to the audit period that would require adjustment to or disclosure in the financial records and related data.

4.	All aspects of contractual agreements that would have a material effect on the financial records and related data have been complied with.

To our knowledge and belief, no events have occurred subsequent to December 31, 2012, and through the date this letter is signed that would require adjustment to or disclosure in the Financial Statements. Notwithstanding anything herein or otherwise to the contrary, this letter has been delivered without recourse to the undersigned and in the event of any errors or inconsistencies, you agree not to seek recourse against us (or our partners, officers, employees, agents or advisors) for any loss, cost expense, liability or claim you may suffer or incur as a result thereof. This letter has been delivered solely, as an accommodation to Buyer and, as a result, is without consideration.

Very truly yours,

“Seller/Management”

EXHIBIT 1.6

Bill of Sale

          THIS BILL OF SALE is made as of the ____ day of ____________, 2012, from PRESTON ROYAL REALTY COMPANY, a Texas joint venture (“Seller”), to __________________ (“Buyer”).

RECITALS:

          WHEREAS, contemporaneously with the execution and deliver of this Bill of Sale, Seller has sold and conveyed to Buyer all of Seller’s right, title and interest and estate in and to the real property described in Exhibit “A” attached hereto and made a part hereof and all buildings, structures and improvements located thereon by Special Warranty Deed and Assignment and Assumption of Ground Lease, each dated of even date herewith (all of such buildings, structures, improvements and interests in real property collectively hereinafter referred to as the “Real Property”); and

          WHEREAS, as a part of the consideration for the conveyance of the Real Property, Seller has agreed to convey to Buyer the items of personal property described below which are owned by Seller and located in, on and used in connection with, the Real Property;

          NOW THEREFORE, in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller does hereby (a) sell, assign, and convey to Buyer all the personal property described on Exhibit “B” (whether or not any of the items listed on Exhibit “B” constitute “personal property” or “fixtures” as a matter of state law) attached hereto and incorporated herein by reference (collectively the “Personal Property”), and (b) quit claim and release to Buyer, to the extent existing and assignable, Seller’s right, title and interest (if any) in and to any personal property, in the possession of Seller which directly relate to the Real Property, subject in both cases to matters of public record and to rights of tenants under written leases in effect on the date hereof.

          This Bill of Sale shall be binding upon and shall inure to the benefit of Seller, Buyer and their respective successors and assigns.

          Seller represents and warrants that it has not transferred or otherwise encumbered Seller’s interest in the Personal Property.

          This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Texas.

          NOTWITHSTANDING ANYTHING CONTAINED IN THIS BILL OF SALE TO THE CONTRARY, THIS BILL OF SALE IS SUBJECT TO ALL DISCLAIMERS AND QUALIFICATIONS BY SELLER AND ALL ENCUMBRANCES SET FORTH IN THE PURCHASE AND SALE AGREEMENT DATED AS OF OCTOBER ___, 2012, WITH RESPECT TO THE PERSONAL PROPERTY, AND SUCH DISCLAIMERS, QUALIFICATIONS AND ENCUMBRANCES ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND MADE A PART HEREOF.

          IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly signed as of the day and year first written above.

PRESTON ROYAL REALTY COMPANY,
a Texas joint venture

By:	SC Preston Royal, Ltd.,
a Texas limited partnership,
Joint Venturer

	By:	SC Preston Royal GP, Inc.,
a Texas corporation,
Managing Partner

By:
Jacqueline Miller Stewart,
Vice President

Exhibit “A”

Legal Description

Exhibit “B”

All of Seller’s right, title and interest in and to (a) sprinkler, plumbing, heating, air-conditioning, electric power or lighting, incinerating, ventilating and cooling systems, with each of their respective appurtenant furnaces, boilers, engines, motors, dynamos, radiators, pipes, wiring and other apparatus, equipment and fixtures, elevators, partitions, fire prevention and extinguishing systems located in or on the Improvements, (b) all plans, drawings, specifications, soil test reports, environmental reports, market studies, surveys and similar documentation, if any, owned by or in the possession of Seller with respect to the Real Property and any proposed improvements to the Real Property, (c) other tangible personal property used in connection with the ownership or operation of the Improvements, and (d) all trade names, franchises, licenses, permits, easements, development rights and approvals, deposits, credits, petroleum and mineral interests and royalties, air and water rights, construction and product warranties, the Leases (including all security deposits and guarantees given with respect thereto), and all other intangibles owned or used by or for the benefit of Seller in connection with the Real Property.

EXHIBIT 1.7

Buyer’s Broker and Buyer’s Participating Brokers

Buyer’s	Broker:

	Name:	Venture Commercial Real Estate, LLC
	Attn:	John Zikos
	Address:	8235 Douglas Avenue, Suite 720
Dallas, TX 75225
	Phone Number:	214-378-1212

	Fax Number:	214-

Buyer’s Participating Brokers: None

EXHIBIT 1.19

Existing Loan Documents

1.

Loan Application, dated January 16, 2006, made and entered into by and between Nationwide Life Insurance Company, an Ohio corporation (“Lender”), and Preston Royal, with respect to a loan (the “Loan”).

2.

Deed of Trust, Mortgage and Security Agreement, dated January 19, 2006, executed and delivered by Preston Royal in favor of Lender, recorded January 19, 2006, as Document No. 200600021971, in the Dallas County Records, with respect to the Loan.

3.

Assignment of Leases, Rents and Profits, dated January 19, 2006 executed and delivered by Preston royal in favor of Lender, recorded January 19, 2006, as Document No. 200600021972, in the Dallas County Records, with respect to the Loan.

4.

UCC Financing Statement, undated, unexecuted, naming Preston Royal as debtor, for the benefit of Lender, as secured party, recorded (i) January 19, 2006, as Document No. 200600021973, in the Dallas County Records; and (ii) ___________, 2006, as Document No. ___________ with the Secretary of State of Texas.

5.	Note, dated January 19, 2006, executed and delivered by Preston Royal, payable to the order of Lender in the original principal amount of $11,000,000.00, with respect to the Loan.

6.	Note, dated January 19, 2006, executed and delivered by Preston royal, payable to the order of Lender in the original principal amount of $5,050,000.00, with respect to the Loan.

7.

Indemnity Agreement, dated January 19, 2006, executed and delivered by Preston Royal, as indemnitors, to Lender, relating to certain indemnification obligations of Preston Royal with respect to the environmental condition of the Property.

8.	Certificate of Non-Foreign Status, dated January 19, 2006, executed and delivered by Preston Royal with respect to the Loan.

9.	Notice and Agreement, dated January 19, 2006, made and entered into by and between Preston Royal and Lender, with respect to the Loan.

10.

Subordination of Management Agreement to Deed of Trust, Mortgage and Security Agreement, dated January 19, 2006, executed and delivered by Henry S. Miller Interests, Inc. (“HSMI”), with respect to the Loan; together with Management Agreement, dated December 26, 1990, made and entered into by and between Henry S. Miller, Jr., as agent, and HSMI, as contractor.

11.	Borrower’s Certificate, dated January 19, 2006, executed and delivered by Preston Royal with respect to the Loan.

12.	Escrow Waiver Letter, undated, addressed and delivered by Lender to Preston Royal, with respect to the waiver of taxes, assessments and insurance premiums.

13.	Side Letter, dated January 19, 2006, executed and delivered by Preston Royal to Lender, with respect to licensing and regulation of the Property.

14.	Side Letter, dated January 19, 2006, executed and delivered by Preston Royal to Lender, with respect to application of insurance proceeds relating to the Property.

15.

Opinion Letter, dated January 19, 2006, executed and delivered by Kane, Russell, Coleman & Logan, P.C. to Lender, with respect to enforceability of the Loan transaction and the authority of the Partnership to enter into the Loan transaction.

16.

Certificate of Liability Insurance, dated December 12, 2005, produced by Unimark Insurance Agency, Inc., as agent for Philadelphia Indemnity Insurance Company, naming Henry S. Miller Interests, Inc. as the insured, and naming Lender as additional insured, with respect to commercial general liability insurance.

17.

UCC Searches, prepared by Capital Services, Inc. for Mixon Development Company, Inc. a Texas corporation, formerly known as Preston Royal Shopping Center, Preston Royal, and Preston Royal Shopping Center, Inc., with respect to the Property.

EXHIBIT 1.21

FIRPTA Certification

          Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by the undersigned (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations.

3.	Transferor’s U.S. taxpayer identification number is 75-1002194; and

4.	Transferor’s office address is:

5959 Royal Lane, Suite 634-205
Dallas, Texas 75230.

          Transferor understand that the above information may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

          Under penalties of perjury, I declare that I have examined this instrument and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

PRESTON ROYAL REALTY COMPANY,
a Texas joint venture

By:	SC Preston Royal, Ltd.,
a Texas limited partnership,
Joint Venturer

	By:	SC Preston Royal GP, Inc.,
a Texas corporation,
Managing Partner

By:

Jacqueline Miller Stewart,
Vice President

EXHIBIT 1.23

Form of Ground Lease Estoppel Letter

GROUND LEASE ESTOPPEL LETTER

          This Ground Lease Estoppel Letter (this “Agreement”) is entered into as of _____________, 2012, by and between Mixon Investment Company, Inc., f/k/a Preston Royal Shopping Center, Inc. (“Landlord”), Preston Royal Realty Company, a Texas joint venture (“Tenant”) and _____________________ (“Tenant’s Assignee”).

RECITALS

          A          Landlord is the owner of certain real property located in the County of Dallas, State of Texas, and more particularly described in attached Exhibit A (the “Premises”) and the Landlord under that certain Agreement of Lease (the “Lease”) described on Exhibit B attached hereto and incorporated herein.

          B.          Tenant desires to assign Tenant’s leasehold interest under the Lease to Tenant’s Assignee.

          C.          Landlord is willing to consent to the transfer of Tenant’s leasehold interest under the Lease on the terms and conditions set forth in this Agreement.

AGREEMENT:

          NOW THEREFORE, in consideration of the premises and other mutual valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1.          Subject to the terms and conditions of this Agreement, Landlord hereby consents to the assignment of Tenant’s leasehold interest under the Lease to Tenant’s Assignee.

          2.          Tenant’s Assignee agrees to assume and perform Tenant’s obligations under the Lease from and after the date of the Tenant’s Assignee’s assumption of Tenant’s leasehold interest under the Lease.

          3.          Tenant agrees to promptly deliver an executed copy of such assignment of Tenant’s leasehold interest under the Ground Lease to Landlord. From and after the date of such assignment, Landlord agrees to release Tenant from liability accruing after the date of such assignment.

          4.          As an inducement to Tenant’s Assignee to acquire the Premises and to agree, assume and perform Tenant’s obligation under the Ground Lease, Landlord hereby certifies to Tenant and Tenant’s Assignee the following:

          (a)          Landlord is and remains the landlord under the Lease. Landlord is the fee simple owner of the Premises as described in Exhibit A hereto free and clear of all deed of trust liens and security interests.

          (b)          The Lease, as described on Exhibit B hereto, is in full force and effect, represents the entire agreement between the parties and has not been amended, modified, supplemented, cancelled or superseded, either orally or in writing. The original term of the Lease commenced on January 12, 1965, and the Lease will expire on January 11, 2040.

          (c)          All rent and other charges which Tenant is required to pay either to Landlord or to third parties under the Lease have been fully and promptly paid through _______________, 2012. The total amount of rent currently due and payable under the Lease is $30,000 per month.

          (d)          As of the date hereof. Landlord and, to the knowledge of Landlord, Tenant have fully and promptly performed and observed all covenants, agreements and obligations on their part to be performed under the Lease. No notice of default or notice of termination of the Lease has been delivered by Landlord to Tenant and to Landlord’s knowledge no default or event which with the passage of time or giving of nonce or both could constitute a default exists under the Lease.

          (e)          Tenant is and remains the sole tenant under the Lease and Landlord has not received notice of and has no knowledge of any assignment, transfer, mortgage or hypothecation of Tenant’s interest under the Lease except as security for a loan from Nationwide Life Insurance Company to Tenant more particularly described in the Estoppel and Recognition Agreement (as defined on Exhibit B).

(f) No bankruptcy proceedings, whether voluntary or otherwise, are pending, or to Landlord’s knowledge, threatened, against Landlord.

          (g)          As of the date hereof; all conditions and obligations under the Lease to be satisfied or performed by Tenant and Landlord have been satisfied or performed. As of the date hereof, Landlord does not assert, and is not entitled to assert, any claim against Tenant or any defense to or offset against the enforcement of the Lease by Tenant. As of the date hereof, Tenant does not assert, and is not entitled to assert, any claim against Landlord or any defense to or offset against the enforcement of the Lease by Landlord.

          5.       Any notice or communication required or permitted hereunder shall be in writing, and shall be given or delivered: (a) by United States mail, registered or certified, postage fully prepaid, return receipt requested, or (b) by recognized courier service or recognized overnight delivery service; and in any event addressed to the party for which it is intended at its address set forth below:

Landlord:
Mixon Investment Company, Inc.
P.O. Box 670038
Dallas, Texas 75367

Tenant:
Preston Royal Realty Company
5959 Royal Lane, Suite 634-205
Dallas, Texas 75230
Tenant’s Assignee:

Such addresses may be changed by notice to the other parties given in the same manner as provided herein, such changes to be effective only upon receipt of notice thereof.

          6.       This Agreement and the exhibits hereto, which are incorporated herein by this reference, shall constitute the entire agreement between the parties with respect to the subject matter hereof. In the case of a conflict between the terms of the Lease and the terms of this Agreement, the terms of this Agreement shall control. This Agreement may not be changed or modified orally or in any manner other than by any agreement in writing signed by the parties hereto. No waiver of any of the terms or conditions of this Agreement and no waiver of any default or failure of compliance shall be effective unless in writing and no waiver furnished in writing shall be deemed to be a waiver of any other term or provision or any future condition of this Agreement. Time is of the essence of this Agreement and the performance of each of the covenants and agreements herein. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

(Remainder of page intentionally left blank)

LANDLORD:

Mixon Investment Company, Inc., f/k/a
Preston Royal Realty Shopping Center, Inc.

By:

Name:

Title:

STATE OF _______________	)
) SS:
COUNTY OF _____________	)

          This instrument was acknowledged before me on ___________, 2012, by _________________, of Mixon Investment Company, Inc. a _____________ corporation, f/k/a Preston Royal Realty Shopping Center, Inc., on behalf of said corporation.

Notary Public, State of Texas
My Commission Expires:

Printed/Typed Name of Notary

TENANT:

Preston Royal Realty Company,
a Texas joint venture

By:	SC Preston Royal, Ltd.,
a Texas limited partnership,
Joint Venturer

	By:	SC Preston Royal GP, Inc.,
a Texas corporation,
Managing Partner

By:

Jacqueline Miller Stewart,
Vice President

STATE OF ____________________	)
) SS:
COUNTY OF __________________	)

          This instrument was acknowledged before me on ______________, 2012, by Jacqueline Miller Stewart, Vice President of SC Preston Royal GP, Inc., a Texas corporation, the managing partner of SC Preston Royal, Ltd., a Texas limited partnership, a joint venturer in Preston Royal Realty Company, a Texas joint venture, on behalf of said joint venture.

Notary Public, State of Texas

My Commission Expires:
Printed/Typed Name of Notary

TENANT’S ASSIGNEE:

By:

Name:

Title:

STATE OF _______________ )
) SS:
COUNTY OF _____________ )

          This instrument was acknowledged before me on ___________, 2012, by _________________, of.___________________________________.

Notary Public, State of ______________

My Commission Expires:

Printed/Typed Name of Notary

EXHIBIT A

BEING a tract of land situated in City Block 5500, City of Dallas, Dallas County, Texas and being part of the land conveyed to Preston Royal Shopping Center, Inc. by deed recorded in Volume 3689, Page 80 of the Deed Records of Dallas County, Texas, and being more particularly described as follows:

BEGINNING at an “X” set for corner at the point of intersection of the Easterly right-of-way line of Preston Road (100’ R0O.W.) with the Southerly line of a 15’ alley;

THENCE South 89 degrees 52 minutes 00 seconds East, along the Southerly line of said 15’ alley, a distance of 362.48 feet to an iron pin set for corner at the beginning of a curve to the right, having a central angle of 44 degrees 52 minutes 00 seconds, a radius of 44.50 feet and a chord bearing South 67 degrees 26 minutes 00 seconds East, 33.96 feet;

THENCE Southeasterly, along said curve to the right and continuing along the Southerly line of said alley, an arc distance of 34.85 feet to an iron pin set for corner,

THENCE South 45 degrees 00 minutes 00 seconds East, along the Southwesterly line of said 15’ alley, a distance of 286.12 feet to an iron pin set for corner at the beginning of a curve to the right having a central angle of 45 degrees 08 minutes 00 seconds, a radius of 50.00 feet and a chord bearing South 22 degrees 26 minutes 00 seconds East, 38.38 feet;

THENCE Southeasterly along said curve to the right and continuing along the Southwesterly line of said 15’ alley, an arc distance of 39.39 feet to an iron pin set for corner;

THENCE South 00 degrees 08 minutes 00 seconds West, along the Westerly line of said 15’ alley, a distance of 359.71 feet to an “X” in concrete set for corner;

THENCE North 89 degrees 52 minutes 00 seconds West, along the Northerly right-of-way line of Royal Lane (80’ R.O. W.), a distance of 485.00 feet to an “X” in concrete set for corner;

THENCE North, along the Easterly line of a tract of land conveyed to Humble Oil and Refining Company by deed recorded in Volume 71123, Page 14 of the Deed Records of Dallas County, a distance of 155.00 feet to an “X” in concrete set for corner;

THENCE North 89 degrees 52 minutes 00 seconds West, along the Northerly line of said Humble Oil Tract, a distance of 125.00 feet to an “X” in concrete set for corner;

THENCE North, along the Easterly right-of-way line of Preston Road, a distance of 455.00 feet to the point of beginning and containing 7.497 acres of land, more or less. (326,585 sq. ft.)

EXHIBIT B

Agreement of Lease dated November 3, 1964, by and between Landlord and Trammell Crow and Henry S. Miller, as predecessors-in-interest to Tenant, a memorandum of which is recorded in Volume 482, Page 931, Deed Records, Dallas County, Texas, as amended by (i) letter agreement dated January 9, 1990, made and entered into by and between Landlord, as landlord, and Henry S. Miller, Jr., an individual, Henri L. Bromberg, Jr., an individual, Edward S. Bromberg, an individual, Louise W. Kahn, individually and as Independent Executrix of the Estate of Edmund J. Kahn, deceased, Dan R. Cullum, an individual, Betsy Cullum Bolin, an individual, Robert Brooks Cullum, Jr., an individual, and Sally Cullum Holmes, an individual, collectively, as tenant; (ii) letter agreement dated September 22, 1993. made and entered into by and between Landlord, as landlord, and Henry S. Miller, Jr., on behalf of tenant; (iii) First Amendment to Short Form Lease dated January 19, 2006, by and between Ground Lessor, as landlord, and Seller, as tenant, recorded as Document No. 20006000211974, Deed Records, Dallas County, Texas; and (iv) Estoppel and Recognition Agreement dated January 19, 2006, by and among Ground Lessor, Seller and Lender (“Estoppel and Recognition Agreement”).

EXHIBIT 1.32

Schedule of Major Tenants

1.	Barnes & Noble

2.	Tom Thumb

3.	Dougherty’s Pharmacy

EXHIBIT 1.39(a)

Legal Description of Fee Parcel

BEING a tract of land situated in City Block 5501, City of Dallas, Dallas County, Texas and being the same land conveyed to Hal Winfield Padgett, Jr., by deed recorded in Volume 72185, Page 1637 of the Deed Records of Dallas County, Texas and being more particularly described as follows:

BEGINNING at a P.K. nail set for comer at the point of intersection of the Westerly right-of-way line of Preston Road (100’ R.O.W.) with the Southerly line of a 15 foot alley, said P.K. nail being the Northeasterly comer of said Winfield Tract;

THENCE South, along the Westerly right-of-way line of Preston Road, a distance of 481.15 feet to a metal “X” found for comer;

THENCE North 89 degrees 50 minutes 00 seconds West, a distance of 100.00 feet to a P.K. nail set for comer;

THENCE South a distance of 120.00 feet to a metal “X” found for corner;

THENCE North 89 degrees 50 minutes 00 seconds West, along the Northerly right-of-way line of Royal Lane (80’ R.O.W.), a distance of 121.00 feet to a 1/2 inch capped iron pin set for comer;

THENCE South a distance of 5.00 feet to a 1/2 inch capped iron pin set for corner;

THENCE North 89 degrees 50 minutes 00 seconds West, along the Northerly right-of-way line of Royal Lane (80’ R.O.W.), a distance of 389.31 feet to an 1/2 inch capped iron pin set for comer;

THENCE North 00 degrees 02 minutes 25 seconds East, a distance of 609.82 feet to an 1/2 inch capped iron pin set for corner;

THENCE South 89 degrees 29 minutes 20 seconds East, along the Southerly line of a 15’ alley, a distance of 609.90 feet to the POINT OF BEGINNING and CONTAINING 8.217 acres of land, more or less.

EXHIBIT 1.39(b)

Legal Description of Leasehold Parcel

BEING a tract of land situated in City Block 5500, City of Dallas, Dallas County, Texas and being part of the land conveyed to Preston Royal Shopping Center, Inc. by deed recorded in Volume 3689, Page 80 of the Deed Records of Dallas County, Texas, and being more particularly described as follows:

BEGINNING at an “X” set for corner at the point of intersection of the Easterly right-of-way line of Preston Road (100’ R0O.W.) with the Southerly line of a 15’ alley;

THENCE South 89 degrees 52 minutes 00 seconds East, along the Southerly line of said 15’ alley, a distance of 362.48 feet to an iron pin set for corner at the beginning of a curve to the right, having a central angle of 44 degrees 52 minutes 00 seconds, a radius of 44.50 feet and a chord bearing South 67 degrees 26 minutes 00 seconds East, 33.96 feet;

THENCE Southeasterly, along said curve to the right and continuing along the Southerly line of said alley, an arc distance of 34.85 feet to an iron pin set for corner,

THENCE South 45 degrees 00 minutes 00 seconds East, along the Southwesterly line of said 15’ alley, a distance of 286.12 feet to an iron pin set for corner at the beginning of a curve to the right having a central angle of 45 degrees 08 minutes 00 seconds, a radius of 50.00 feet and a chord bearing South 22 degrees 26 minutes 00 seconds East, 38.38 feet;

THENCE Southeasterly along said curve to the right and continuing along the Southwesterly line of said 15’ alley, an arc distance of 39.39 feet to an iron pin set for corner;

THENCE South 00 degrees 08 minutes 00 seconds West, along the Westerly line of said 15’ alley, a distance of 359.71 feet to an “X” in concrete set for corner;

THENCE North 89 degrees 52 minutes 00 seconds West, along the Northerly right-of-way line of Royal Lane (80’ R.O. W.), a distance of 485.00 feet to an “X” in concrete set for corner;

THENCE North, along the Easterly line of a tract of land conveyed to Humble Oil and Refining Company by deed recorded in Volume 71123, Page 14 of the Deed Records of Dallas County, a distance of 155.00 feet to an “X” in concrete set for corner;

THENCE North 89 degrees 52 minutes 00 seconds West, along the Northerly line of said Humble Oil Tract, a distance of 125.00 feet to an “X” in concrete set for corner;

THENCE North, along the Easterly right-of-way line of Preston Road, a distance of 455.00 feet to the point of beginning and containing 7.497 acres of land, more or less. (326,585 sq. ft.)

EXHIBIT 1.40

Rent Roll

Database:		HSMI	Rent Roll									Page:	1
Bldg Status:		ALL	Preston Royal Shopping Center									Date:	10/10/2012
			10/10/2012									Time:	12:30 PM

Bldg Id-Suit Id		Occupant Name	Rent Start	Expiration	GLA Sqft	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Expense Stop	Monthly Other Income	------------ Future Rent Increases ------------
											Cat	Date	Monthly Amount	PSF

New Leases

0107	-1600	Merge	11/1/2012	10/31/2014	2,154

0107	-1750	PACE Joint Interests	4/1/2013	3/31/2018	936

0107	-2600	Hair Bar Dallas	11/30/2012	11/30/2017	1,800

0107	-4900	The Toy Maven	11/1/2012	10/31/2022	6,263

0107	-5400	Premier Sports Chiropractic	12/1/2012	11/30/2017	1,190

Vacant Suites

0107	-2500	Vacant			2,540

0107	-2600	Vacant			1,800

0107	-3700	Vacant			1,960

Occupied Suites

0107	-0200	The Cobbler	4/1/2008	3/31/2013	1,329	2,658.00	24.00	854.37		150.75

0107	-0300	Dougherty’s Pharmacy	1/1/1999	12/31/2018	12,093	27,924.08	27.71	7,774.30		1,082.75

0107	-0600	Tom Thumb #522	12/1/1998	1/31/2024	29,779	23,841.25	9.61	2,026.67			BRS	12/1/2013	27,267.04	10.99
											BRS	6/1/2014	37,683.71	15.19
											BRS	12/1/2018	41,452.08	16.70
											BRS	12/1/2023	45,597.29	18.37

0107	-0650	J. Renee Shoes & More	1/1/2004	1/31/2014	2,881	6,002.08	25.00	1,852.13		280.08	BRS	2/1/2013	6,122.13	25.50

0107	-0700	Chico’s FAS, Inc	9/27/2004	9/30/2014	6,670	18,898.33	34.00	4,150.46		357.92

0107	-0800	U.S.P.O. 482270-025	7/1/2009	6/30/2014	4,360	6,703.50	18.45

0107	-0850	Best Thai	10/1/2011	9/30/2016	633	844.00	16.00	406.91		92.75

0107	-0900	Dallas Summer Musicals, Inc.	9/1/2004	1/31/2012	3,869	2,829.71	8.78	2,487.29		248.58

0107	-1200	Barnes & Noble Bookseller	10/19/2005	7/31/2015	25,628	40,625.00	19.02

0107	-1500	Pinkberry	11/13/2009	11/30/2014	956	2,629.00	33.00	614.56		119.67	BRS	11/13/2012	2,708.67	34.00
											BRS	11/13/2013	2,788.33	35.00

0107	-1600	Merge	10/20/2007	10/31/2012	2,154	5,026.00	28.00	1,384.73		219.50

Database:		HSMI	Rent Roll									Page:	2
Bldg Status:		ALL	Preston Royal Shopping Center									Date:	10/10/2012
			10/10/2012									Time:	12:30 PM

Bldg Id-Suit Id		Occupant Name	Rent Start	Expiration	GLA Sqft	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Expense Stop	Monthly Other Income	------------ Future Rent Increases ------------
											Cat	Date	Monthly Amount	PSF

0107	-1700	Deluxe Nail Salon	7/16/2009	7/31/2014	1,937	4,842.50	30.00	1,245.29		201.42

0107	-1750	Dynasty Cleaners	11/1/1995	10/31/2012	936	2,145.00		601.71		78.00

0107	-1800	Spec’s Family Partners, Ltd.	6/23/2012	6/30/2022	9,918	23,142.00	28.00	6,376.04		866.50	BRS	6/23/2017	24,795.00	30.00

0107	-1810	Papa John’s USA, Inc.	9/1/2012	8/31/2017	1,460	4,258.33	35.00	934.40		121.67	BRS	9/1/2013	4,386.08	36.05
											BRS	9/1/2014	4,519.92	37.15
											BRS	9/1/2015	4,653.75	38.25
											BRS	9/1/2016	4,793.67	39.40

0107	-1825	Garnett, Phil	1/1/2011	12/31/2015	817	1,497.83	22.00	136.17		40.00	BRC	1/1/2013	1,565.92	23.00
											BRC	1/1/2014	1,634.00	24.00
											BRC	1/1/2015	1,702.08	25.00

0107	-1840	Preston Royal Realty Company	12/1/2009	12/31/2010	564

0107	-1845	Alphabiotics	6/1/2011	5/31/2016	3,120	4,464.20	17.17	520.00			BRC	6/1/2013	4,508.84	17.34
											BRC	6/1/2014	4,553.92	17.52
											BRC	6/1/2015	4,599.46	17.69

0107	-1846	C.H.A.I.	5/1/2011	4/30/2013	1,931	2,816.05	17.50	321.83

0107	-1847	Eat., Ltd. (Storage)	8/1/2006	6/30/2014	228	200.00	10.53

0107	-1875	Beautiful Skin by Leah	4/1/2011	3/31/2013	433	532.23	14.75	72.17

0107	-1882	Purple Cow (office)	10/1/2011	9/30/2014	673	1,037.54	18.50	112.17			BRC	10/1/2013	1,065.58	19.00

0107	-1884	Henry S. Miller Interests, Inc	12/1/2009	11/30/2014	1,238	1,500.00	14.54

0107	-1890	New Cingular Wireless PCS	12/1/1990	11/30/2015	420	2,060.00	58.86				BRC	12/1/2012	2,121.80	60.62
											BRC	12/1/2013	2,185.45	62.44
											BRC	12/1/2014	2,251.02	64.31

0107	-1900	PRINCI ITALIA	8/27/2011	8/31/2021	3,156	7,495.50	28.50	2,028.93		303.00	BRS	9/1/2013	7,627.00	29.00
											BRS	9/1/2014	7,890.00	30.00
											BRS	9/1/2015	8,284.50	31.50
											BRS	9/1/2016	8,547.50	32.50
											BRS	9/1/2017	8,679.00	33.00
											BRS	9/1/2018	8,942.00	34.00
											BRS	9/1/2019	9,205.00	35.00
											BRS	9/1/2020	9,468.00	36.00

0107	-1950	AT&T Mobility	1/13/2011	1/31/2016	3,120	7,280.00	28.00	2,005.76		40.00

0107	-2000	Omaha Steakshops, Inc.	9/1/1997	6/30/2013	1,562	5,265.90	40.46	1,024.14		170.17

0107	-2050	Short Stop	12/2/2010	12/31/2020	1,354	2,820.83	25.00	914.66		112.83	BRS	12/1/2014	3,046.50	27.00

Database:		HSMI	Rent Roll									Page:		3
Bldg Status:		ALL	Preston Royal Shopping Center									Date:	10/10/2012
			10/10/2012									Time:	12:30 PM

					GLA Sqft	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Expense Stop	Monthly Other Income	------------ Future Rent Increases ------------
Bldg Id-Suit Id		Occupant Name	Rent Start	Expiration							Cat	Date	Monthly Amount	PSF

0107	-2100	Starbucks Coffee Co. #680	1/17/1995	2/28/2015	2,000	5,188.08	31.13	1,351.07		166.67	BRS	12/1/2016	3,272.16	29.00

0107	-2200	Zoe’s Kitchen	10/1/2010	7/31/2019	3,252	8,401.00	31.00	2,196.84		271.00	BRS	8/1/2013	8,672.00	32.00
											BRS	8/1/2014	8,943.00	33.00
											BRS	8/1/2015	9,214.00	34.00
											BRS	8/1/2016	10,135.40	37.40

0107	-2300	Baskin Robbins	9/1/2010	8/31/2012	1,135	2,175.42	23.00	766.75		134.58

0107	-2700	Purple Cow	11/1/2003	10/31/2018	3,148	6,033.67	23.00	2,126.57		302.33	BRS	11/1/2012	6,296.00	24.00
											BRS	11/1/2014	6,558.33	25.00
											BRS	11/1/2016	6,820.67	26.00

0107	-2900	Larry North Fitness	7/29/2006	7/31/2016	10,021	11,691.17	14.00	6,769.40		875.08	BRS	8/1/2013	12,108.71	14.50
											BRS	8/1/2014	12,526.25	15.00
											BRS	8/1/2015	12,943.79	15.50
											BRS	7/1/2016	21,294.63	25.50

0107	-2950	City Vet	5/1/2011	4/30/2016	4,536	9,450.00	25.00	3,064.20		418.00	BRS	5/1/2013	9,639.00	25.50
											BRS	5/1/2014	9,733.50	25.75
											BRS	5/1/2015	9,884.70	26.15

0107	-3050	European Wax Center	6/24/2010	6/30/2015	1,860	4,650.00	30.00	1,256.47		195.00	BRS	6/24/2013	4,805.00	31.00
											BRS	6/24/2014	4,960.00	32.00

0107	-3100	USA Martial Arts & Fitness	1/15/2012	1/31/2017	2,861	6,616.06	27.75	1,932.70		278.42	BRS	2/1/2013	6,813.95	28.58
											BRS	2/1/2014	7,018.99	29.44
											BRS	2/1/2015	7,228.79	30.32
											BRS	2/1/2016	7,445.75	31.23

0107	-3150	Team Sports	10/1/2011	9/30/2016	2,800	6,248.67	26.78	1,891.45		273.33	BRS	10/1/2013	6,435.33	27.58
											BRS	10/1/2014	6,629.00	28.41
											BRS	10/1/2015	6,827.33	29.26

0107	-3175	Creme de la Cookie	5/16/2010	7/31/2013	1,044	2,827.50	32.50	705.24		87.00

0107	-3200	Kidville	1/29/2011	1/31/2018	8,730	13,095.00	18.00	5,897.35		545.63	BRS	2/1/2014	14,550.00	20.00
											BRS	2/1/2016	16,005.00	22.00

0107	-3500	Royal China Restaurant	8/7/2008	8/31/2018	3,892	7,459.67	23.00	2,629.12		364.33	BRS	9/1/2013	7,784.00	24.00
											BRS	9/1/2014	8,108.33	25.00
											BRS	9/1/2015	8,432.67	26.00
											BRS	9/1/2016	8,757.00	27.00
											BRS	9/1/2017	9,081.33	28.00

0107	-3600	Foot Solutions	10/31/2008	10/31/2013	1,981	3,838.19	23.25	1,338.23		205.08	BRS	10/31/2012	3,962.00	24.00

0107	-3800	Copper Lamp	11/24/2003	1/31/2014	6,534	13,612.50	25.00	4,413.87		584.50	BRS	8/1/2013	14,157.00	26.00

0107	-4000	Creative Stitches and gifts	4/25/2005	1/31/2012	2,069	4,138.00	24.00	1,397.65		212.42

Database:		HSMI	Rent Roll									Page:		4
Bldg Status:		ALL	Preston Royal Shopping Center									Date:	10/10/2012
			10/10/2012									Time:	12:30 PM

					GLA Sqft	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Expense Stop	Monthly Other Income	------------ Future Rent Increases ------------
Bldg Id-Suit Id		Occupant Name	Rent Start	Expiration							Cat	Date	Monthly Amount	PSF

0107	-4100	Vital Force Wellness	9/1/2006	8/31/2009	647	754.83	14.00	63.43

0107	-4150	Doughery’s Pharmacy (office)	6/15/2011	6/30/2013	320	266.67	10.00	53.33

0107	-4200	North Dallas Medical Group (2)	8/30/2012	8/31/2015	286	381.33	16.00	193.05			BRC	8/1/2013	393.25	16.50
											BRC	8/1/2014	405.17	17.00

0107	-4300	North Dallas Medical Group	2/25/2011	2/28/2014	616	847.00	16.50	416.09			BRC	3/1/2013	872.67	17.00

0107	-4400	Classic Custom Hair Design	1/1/2012	12/31/2014	762	1,047.75	16.50	514.75			BRC	1/1/2013	1,016.00	16.00

0107	-4500	National Council of Jewish	1/1/1997	12/31/2011	308	282.33	11.00

0107	-4700	Radio Shack #018184	6/1/2003	5/31/2014	2,504	5,164.50	24.75	1,591.76		150.20

0107	-4900	Kids Cooking Co. / Toy Maven	7/11/2005	10/31/2012	6,263	10,657.54	20.42	4,041.63		538.58

0107	-5000	Wild About Flowers	7/20/2004	7/31/2013	2,227	4,546.79	24.50	1,504.41		256.25

0107	-5100	Hollywood Nails	9/20/2004	9/30/2014	1,881	4,232.25	27.00	1,270.69		202.00	BRS	10/1/2013	4,389.00	28.00

0107	-5300	Cantina Laredo	1/27/1998	1/31/2013	6,000	13,750.00	27.50	3,818.07		391.76

0107	-5400	Premier Sports Chiropractic	3/16/2009	11/30/2012	1,190	2,380.00	24.00	803.88		99.17

0107	-5700	Sport Clips	9/1/2004	8/31/2014	865	2,234.58	31.00	584.31		112.08	BRS	9/1/2013	2,306.67	32.00

0107	-5750	Smashing Times	6/1/2012	5/31/2013	831	1,662.00	24.00	561.34		109.25

0107	-5800	Ken Man’s Shop	9/19/1993	9/30/2013	3,316	6,079.33	22.00	2,240.02		310.75

0107	-5950	FedEx Kinko’s	6/30/2006	8/31/2013	1,650	3,712.50	27.00	1,114.60		137.50

0107	-6000	White Selection	9/15/2000	1/31/2016	2,410	5,623.33	28.00	1,628.00		240.83	BRS	1/1/2014	5,824.17	29.00

0107	-6200	Hale’s Dispensing Opticians	6/1/2002	5/31/2013	1,538	3,537.06	27.60	1,039.00		128.17

0107	-6300	Einstein Bros. Bagels #3558	12/7/2010	12/31/2020	2,040	4,590.00	27.00	1,378.09		170.00	BRS	1/1/2016	4,930.00	29.00
											BRS	1/1/2017	5,100.00	30.00
											BRS	1/1/2018	5,270.00	31.00
											BRS	1/1/2019	5,440.00	32.00
											BRS	1/1/2020	5,610.00	33.00

0107	-6350	Lucy’s Tailor	9/1/2012	8/31/2017	492	1,517.00	37.00	330.46		61.50

0107	-6400	Preston Royal Cleaners	9/1/2012	8/31/2017	650	2,004.17	37.00	436.58		81.25

Database:	HSMI	Rent Roll								Page:			5
Bldg Status:	ALL	Preston Royal Shopping Center								Date:		10/10/2012
		10/10/2012								Time:		12:30 PM

				GLA Sqft	Monthly Base Rent	Annual Rate PSF	Monthly Cost Recovery	Expense Stop	Monthly Other Income	------Future Rent Increases------
Bldg Id-Suit Id	Occupant Name	Rent Start	Expiration							Cat	Date	Monthly Amount	PSF

0107 -6600	Chase Bank	1/1/2008	1/31/2008	0					750.00

Totals:	Occupied Sqft:	97.26%	66 Units	223,620	410,693.50		101,903.91		13,373.42
Leased/Unoccupied Sqft:			0 Units	0
	Vacant Sqft:	2.74%	3 Units	6,300
	Total Sqft:		69 Units	229,920	410,693.50

Total Preston Royal Shopping Center:
	Occupied Sqft:	97.26%	66 Units	223,620	410,693.50		101,903.91		13,373.42
Leased/Unoccupied Sqft:			0 Units	0
	Vacant Sqft:	2.74%	3 Units	6,300
	Total Sqft:		69 Units	229,920	410,693.50

Grand Total:
	Occupied Sqft:	97.26%	66 Units	223,620	410,693.50		101,903.91		13,373.42
Leased/Unoccupied Sqft:			0 Units	0
	Vacant Sqft:	2.74%	3 Units	6,300
	Total Sqft:		69 Units	229,920	410,693.50

EXHIBIT 1.46

Special Warranty Deed

AFTER RECORDING RETURN TO:

SPECIAL WARRANTY DEED

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS	§

          THAT, PRESTON ROYAL REALTY COMPANY, a Texas joint venture (“Grantor”), for and in consideration of TEN AND 00/100 DOLLARS ($10.00) in cash, and other good and valuable consideration, in hand paid by ______________________ (“Grantee”), whose mailing address is __________________________, receipt and sufficiency of such consideration being hereby acknowledged, has GRANTED, SOLD AND CONVEYED, and by these presents does GRANT, SELL AND CONVEY unto Grantee that certain real property (the “Premises”) being more particularly described in Exhibit A attached hereto and made a part hereof for all purposes, together with (i) any and all rights, privileges, and appurtenances belonging or pertaining to the Premises; (ii) any and all improvements, structures, and fixtures located on, over, and under the Premises; (iii) any and all easements or rights-of-way affecting the Premises and any of Grantor’s rights to use the same; (iv) any and all rights of ingress and egress to and from the Premises and any of Grantor’s rights to use the same; and (v) all right, title, and interest of Grantor, if any, in and to (a) any and all roads (open or proposed) affecting, crossing, fronting, or bounding the Premises, including any awards made or to be made relating thereto including, without limitation, any unpaid awards or damages payable by reason of damages thereto or by reason of a widening of or changing of the grade with respect to the same, (b) any and all air rights, water rights, claims, and permits relating to the Premises, and (c) any and all reversionary interests in and to the Premises (the Premises, together with any and all of the related improvements, rights, privileges, appurtenances, and interests referenced in items (i) through (v) above, (collectively, the “Property”); subject, however, to those matters more particularly described in Exhibit B attached hereto and made a part hereof for all purposes, but only if and to the extent currently in force and applicable (collectively, the “Permitted Exceptions”).

          TO HAVE AND TO HOLD the premises aforesaid with all and singular, the rights, privileges, appurtenances and immunities thereto belonging or in any wise appertaining unto the said Grantee and unto Grantee’s successors and assigns forever, the said Grantor hereby covenanting that the premises are free and clear from any encumbrance done or suffered by Grantor other than the Permitted Exceptions; and that Grantor will warrant and defend the title to said premises unto the said Grantee and unto Grantee’s successors and assigns forever, against the lawful claims and demands of all persons claiming by, through or under Grantor, but not otherwise.

          Grantee, by its acceptance hereof, hereby assumes payment of all standby charges, ad valorem real estate taxes and assessments with respect to the 2012 calendar year and subsequent calendar years, not yet due and payable, each to the extent attributable to all or any portion of the Property.

          IN WITNESS WHEREOF, this instrument has been executed as of (but not necessarily on) this _____ day of ___________________, 2012.

PRESTON ROYAL REALTY COMPANY,
a Texas joint venture

By:	SC Preston Royal, Ltd.,
a Texas limited partnership,
Joint Venturer

	By:	SC Preston Royal GP, Inc.,
a Texas corporation,
Managing Partner

By:
Jacqueline Miller Stewart,
Vice President

THE STATE OF TEXAS		§
§
COUNTY OF DALLAS		§

          The foregoing instrument was acknowledged before me this ______ day of _______________, 2012, by Jacqueline Miller Stewart, Vice President of SC Preston Royal GP, Inc., a Texas corporation, in its capacity as Manager Partner of SC Preston Royal, Ltd., a Texas limited partnership, in its capacity as Joint Venturer of Preston Royal Realty Company, a Texas joint venture, on behalf of such joint venture.

Notary:
Printed Name:
Notary Public, State of
My Commission Expires:

EXHIBIT 1.48

Tenant Estoppel Letter

[BUYER] (“Buyer”)

Preston Royal Realty Company
5959 Royal Lane, Suite 634-205
Dallas, Texas 75230 (“Seller”)

Re:

Lease dated __________________, __________ (the “Lease”) executed between _____________________________________________ (“Landlord”), and (“Tenant”), for those premises located at ________________________________________________ comprising approximately _____ square feet.

Gentlemen:

          The undersigned Tenant understands that you or your assigns intend to acquire that property located in Preston Royal Shopping Center, Dallas, Texas (the “Premises”) from Preston Royal Realty Company. The undersigned Tenant does hereby certify to Seller, Buyer and any lender providing financing to Buyer, and their respective successors and assigns, as follows:

A.	The Lease is in full force and effect and has not been modified, supplemented, or amended except as follows:

B.	Tenant does not claim any offsets or credits against rents payable under the Lease.

C.

Tenant does not have any unexpended tenant or other allowance, except as follows: ____________________________________________________. All work to be performed for Tenant under the Lease has been performed as required and accepted by Tenant, except as follows: _________________________________________________________________________________________ _______________________________________________.

D.	Tenant has not paid a security or other deposit with respect to the Lease, except as follows:

E.	Tenant has fully paid rent on account of the month of . Base Rent is currently payable in monthly installments of $____ (exclusive of Tenant’s share of taxes and operating expenses).

F.	Tenant has not paid any rentals in advance except for the current month of _______ 2012, and has not paid any additional rent in advance except for ____________, 2012.

G.

The term of the Lease commenced as of _______________. The Lease shall remain in full force and effect through               , and the Tenant has no options to renew or extend or terminate the term of the Lease except as expressly provided in the Lease.

H.	If applicable, Tenant’s base year is ___________.

I.

There exists no right to offset, deduction, credit or defense against the payment of rent or other charges payable under the Lease by Tenant. To the best knowledge and belief of Tenant, there is no default by Landlord under the Lease. Tenant has not been granted any concessions, free rent, rent holidays or other rent relief not set forth in full on the Lease. Landlord’s obligations with regard to any concession, free rent, rent holidays or other rent relief (whether or not set forth in the Lease) arising prior to the date hereof have been satisfied in full.

J.

Tenant’s pro rata share of real property taxes, charges and assessments have been paid through _____________, 2012, Tenant’s pro rata share of insurance has been paid through ______________, 2012, Tenant’s pro rata share of operating expenses has been paid through ________________, 2012. Tenant is not in default under the Lease and is current in the payment of any taxes, utilities, operating expenses, maintenance payments, and any other charges required to be paid by Tenant.

K.	Tenant has not assigned, transferred, or hypothecated the Lease or any interest therein or sublet all or any portion of the Premises.

L.	Except for the Lease, there are no other agreements, written or oral, between Tenant and Landlord with respect to the Lease or the Property.

M.

Tenant acknowledges that the landlord will assign its interest in the Lease to Buyer, and agrees to attorn to Buyer and Buyer’s lender, and to perform all of the Tenant’s obligations as lessee under the Lease including, without limitation, the payment of rent, directly to Buyer, as the landlord under the Lease from and after the date of such assignment.

N.	Except as set forth in the Lease, Tenant has no early termination, expansion, renewal, extension or purchase options under the Lease or otherwise.

Very truly yours,

[TENANT]

By:
Title:

EXHIBIT 1.50

Tenant Notice

__________, 2012

To The Tenants:

Re:	Preston Road and Royal Lane
Dallas, Texas

Dear Tenant:

          _____________________________ (“Buyer”) has purchased the captioned property, from PRESTON ROYAL REALTY COMPANY, a Texas joint venture (“Seller”).

          Seller has transferred your security deposit in the general amount of $ ________ (the “Security Deposit”) to Buyer. Buyer has assumed full responsibility for the Security Deposit including the return of the Security Deposit to you at the time and upon the conditions set forth in your lease.

          All rental and other payments that become due under your lease subsequent to the date hereof should be payable to Buyer and sent to _________ as Buyer’s management agent, at the following address:

Very truly yours,

SELLER:

PRESTON ROYAL REALTY COMPANY,
a Texas joint venture

By:	SC Preston Royal, Ltd.,
a Texas limited partnership,
Joint Venturer

By:	SC Preston Royal GP, Inc.,
a Texas corporation,
Managing Partner

By:
Jacqueline Miller Stewart,
Vice President

BUYER:

,

By:
Name:
Title:

EXHIBIT 1.56

Update Certificate

SELLER’S CLOSING CERTIFICATE

          The undersigned hereby certifies to __________________, a _________________, that the representations and warranties contained in Section 6(a) of that certain Purchase and Sale Agreement dated as of October ___, 2012, as same may be amended (the “Agreement”), by and between Preston Royal Realty Company, a Texas joint venture (“Seller”), and ______________________________, remain true, complete and correct in all material respects as of the date hereof. The representations and warranties contained herein are made by Seller to the standard of knowledge, if any and as defined in the Agreement, contained in the Agreement for the applicable representation or warranty.

Dated: _________, 2012	PRESTON ROYAL REALTY COMPANY,
a Texas joint venture

	By:	SC Preston Royal, Ltd.,
a Texas limited partnership,
Joint Venturer

By:	SC Preston Royal GP, Inc.,
a Texas corporation,
Managing Partner

By:
Jacqueline Miller Stewart,
Vice President

EXHIBIT 4(a)

Tenant Inducement Costs and Leasing Commissions

1. At Closing, Buyer must reimburse Seller for any of the following amounts (which amounts have not yet been paid to the relevant tenants as of the execution date of this Agreement) which Seller pays to the relevant tenants between the execution date of this Agreement and Closing:

Tenant	Currently Unpaid Amounts (to be paid or reimbursed by Buyer)

Hair Bar (Tenant Improvements + ½ of outside broker’s commission)	$49,468.00

The Joint (Tenant Improvements + ½ of outside broker’s commission)	$17,316.00

TOTAL	$66,784.00

2. At Closing, Buyer must reimburse Seller for the following amounts, which amounts Seller has already paid to the relevant tenants prior to the execution date of this Agreement:

Tenant	Amounts due from Buyer to Seller at Closing

Hair Bar (listing broker’s commission + ½ of outside broker’s commission)	$12,936.00

Premier Chiropractic (Commission)	$4,926.60

The Joint (Listing broker’s commission + ½ of outside broker’s commission)	$6,552.00

Merge (Commission)	$4,135.68

Kids Cooking Company (Commission)	$59,185.35

TOTAL	$87,735.63

3. At Closing, Seller will provide a credit to Buyer for the following amount, to the extent that it has not been paid by Seller to the relevant tenant prior to Closing:

Tenant	Currently Unpaid Amount (to be paid or credited by Seller)

Spec’s Wines, Spirits, and Finer Foods (Tenant Improvements)	$317,376.00

The Joint (Asbestos Abatement)	$10,000.00

TOTAL	$327,376.00

EXHIBIT 5(a)

Rent Arrearages

None.

EXHIBIT 6(a)(iv)

Litigation

None.

EXHIBIT 20(i)

Personal Property

None.